                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                                                Commission Only (as permitted by
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     [ ] Definitive Additional Materials

     [ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                       CABOT MICROELECTRONICS CORPORATION
--------------------------------------------------------------------------------
                (Exact name of Registrant as Specified in Its Charter)

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

(CABOT MICROELECTRONICS LOGO)

                       CABOT MICROELECTRONICS CORPORATION
                            870 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held March 9, 2004

To our Stockholders:

     We are notifying you that the Annual Meeting of Stockholders of Cabot Microelectronics Corporation will be held on Tuesday, March 9, 2004 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 for the following purposes:

     1. To elect two directors, each for a term of three years;

     2. To ratify the election of William P. Noglows to the board of directors;

     3. To ratify the selection of PricewaterhouseCoopers LLP as the company's independent auditors for fiscal year 2004;

     4. To approve our Second Amended  and Restated 2000 Equity Incentive  Plan;
        and

     5. To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We have also enclosed a copy of our 2003 Annual Report. Only stockholders of record at the close of business on January 20, 2004 are entitled to vote at the meeting or any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

     Please use this opportunity to take part in our affairs by voting your shares. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible or vote electronically through the Internet or by telephone. Your proxy can be withdrawn by you at any time before it is voted.

                                          By order of the Board of Directors,

                                          /s/ William P. Noglows
                                          William P. Noglows
                                          Chairman of the Board

Aurora, Illinois
January 26, 2004

                               TABLE OF CONTENTS

About the Meeting...........................................     1
     What is the purpose of the annual meeting?.............     1
     What are the company's voting recommendations?.........     1
     Who is entitled to vote?...............................     1
     What constitutes a quorum?.............................     1
     How do I vote?.........................................     1
     Can I vote by telephone or through the Internet?.......     2
     Can I revoke my proxy or change my vote after I return
      my proxy card or after I vote electronically or by
      telephone?............................................     2
     What vote is required to approve each matter that comes
      before the meeting?...................................     2
     What happens if additional proposals are presented at
      the meeting?..........................................     2
     Who will bear the costs of soliciting votes for the
      meeting?..............................................     2
Stock Ownership.............................................     3
     Security Ownership of Certain Beneficial Owners and
      Management............................................     3
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................     5
Election of Directors.......................................     5
Ratification of the Election of William P. Noglows to our
  Board of Directors........................................     7
Ratification of the Selection of Independent Auditors.......     7
Board Structure and Compensation............................     8
     Board of Directors and Board Committees................     8
     Criteria for Nominating Directors......................     9
     Compensation of Directors..............................    10
     Compensation Committee Interlocks And Insider
      Participation.........................................    11
Fees of Independent Auditors and Audit Committee Report.....    11
     Fees Billed by Independent Auditors....................    11
     Report of the Audit Committee..........................    11
Executive Compensation......................................    13
     Summary of Cash and Certain Other Compensation.........    13
     Option Grants..........................................    15
     Option Exercises and Fiscal Year-End Values............    16
     Executive Officer Deposit Share Plan...................    16
     Employment, Termination of Employment, and Change in
      Control Agreements....................................    16
     Standard Employee Benefits.............................    18
Report of the Compensation Committee on Executive
  Compensation..............................................    18
Approval of Second Amended and Restated Cabot
  Microelectronics Corporation 2000
  Equity Incentive Plan.....................................    22
     Existing Plan Information..............................    22
     Existing Equity Compensation Plan Information..........    23
     Amended and Restated 2000 Equity Incentive Plan
      Benefits..............................................    23
     Description of the Second Amended and Restated 2000
      Equity Incentive Plan.................................    24
Certain Relationships and Related Transactions..............    29
Performance Graph...........................................    30
2005 Annual Meeting of Stockholders.........................    31
"Householding" of Proxy Materials...........................    31
Voting Through the Internet or by Telephone.................    31

                       CABOT MICROELECTRONICS CORPORATION
                            870 North Commons Drive
                             Aurora, Illinois 60504
                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

     The Board of Directors of Cabot Microelectronics Corporation is asking for your proxy for use at the annual meeting of our stockholders to be held on Tuesday, March 9, 2004 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy to our stockholders on or about January 26, 2004.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of two directors, the ratification of the election of William P. Noglows to the board of directors, the ratification of the selection of our independent auditors and the approval of our Second Amended and Restated 2000 Equity Incentive Plan. In addition, our management will report on our performance during the fiscal year ended September 30, 2003 and respond to questions from stockholders.

What are the company's voting recommendations?

     Our board of directors recommends that you vote your shares "FOR" the election of each of the nominees named below under "ELECTION OF DIRECTORS", "FOR" the ratification of the election of William P. Noglows to the board of directors, "FOR" the ratification of the selection of our independent auditors and "FOR" the approval of our Second Amended and Restated 2000 Equity Incentive Plan.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, January 20, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

     If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had approximately 24,777,886 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.

How do I vote?

     You may vote in person at the annual meeting or you may vote by proxy. You may vote by proxy by signing, dating and mailing the enclosed proxy card or if you are a record holder of our common stock (that is, if you hold your stock in your own name in the company's stock records maintained by our stock transfer agent, Equiserve Trust Company, N.A., P.O. Box 43010, Providence, Rhode Island 02940-3010), by telephone or through the Internet. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted "FOR":

- the election of the two nominees for director named below under "ELECTION OF DIRECTORS;"

- the ratification of the election of William P. Noglows to the board of directors;

- the ratification of the selection of our independent auditors; and

- the approval of our Second Amended and Restated 2000 Equity Incentive Plan.

Can I vote by telephone or through the Internet?

     If you are a record holder of our common stock, you may vote by telephone or through the Internet by following the instructions included with your proxy card.

Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?

     Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to the Secretary of our company a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person. (Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.) To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

     Director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon, meaning that the two nominees for director with the most votes will be elected. The ratification of the election of William P. Noglows to the board of directors, the ratification of the selection of our independent auditors and the approval of our Second Amended and Restated 2000 Equity Incentive Plan require the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

What happens if additional proposals are presented at the meeting?

     Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

     Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. In addition to the mailing of these proxy materials, the company has hired the firm of D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $7,500. The company shall bear all costs of solicitation.

                                STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 20, 2004 (except as indicated below) by:

        - all persons known by us to own beneficially 5% or more of our outstanding common stock;

        - each of our directors;

        - each of the named executive officers in the Summary Compensation Table included in this Proxy Statement; and

        - all of our directors and executive officers as a group.

     Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

                             STOCK OWNERSHIP TABLE

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY         APPROXIMATE
NAME AND ADDRESS                                                  OWNED(1)       PERCENT OF CLASS(1)
----------------                                              ----------------   -------------------

CERTAIN BENEFICIAL OWNERS:
Citigroup, Inc..............................................     3,418,469(2)           13.8%
  388 Greenwich Street
  New York, New York 10013
Wasatch Advisors, Inc.......................................     2,734,212(3)           11.0%
  150 Social Hall Avenue
  Salt Lake City, Utah 84111
FMR Corp....................................................     2,670,877(4)           10.8%
  82 Devonshire Street
  Boston, Massachusetts 02109
T. Rowe Price Associates, Inc...............................     2,007,371(5)            8.1%
  100 E. Pratt Street
  Baltimore, Maryland 21202

DIRECTORS AND EXECUTIVE OFFICERS:
Matthew Neville.............................................       171,228(6)(8)           *
William P. Noglows..........................................        16,153(7)(8)           *
Juan Enriquez-Cabot.........................................        46,561(8)(9)           *
John P. Frazee, Jr..........................................        34,037(8)              *
H. Laurance Fuller..........................................        14,776(8)              *
J. Joseph King..............................................        12,737(8)              *
Ronald L. Skates............................................        34,366(8)              *
Steven V. Wilkinson.........................................        34,580(8)              *
Daniel J. Pike..............................................        73,143(8)              *
H. Carol Bernstein..........................................        59,072(8)              *
Stephen R. Smith............................................        30,000(8)              *
J. Michael Jenkins..........................................        48,541(8)              *

All directors and executive officers as a group (17
  persons)..................................................       711,129(10)           2.9%

---------------

  *  = less than 1%

 (1) "Beneficial  ownership"  generally  means  any  person  who,  directly   or
     indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 20, 2004 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 24,777,886 shares of our common stock outstanding as of January 20, 2004.

 (2) Of the shares reported as beneficially owned, Citigroup, Inc. exercises (a) sole power to vote 1,395,345 shares, (b) shared power to vote 0 shares, (c) sole investment power over 0 shares and (d) shared investment power over 3,418,469 shares. This information is based on information reported in
     Schedule 13F Holdings Report filed by Citigroup, Inc. on November 14, 2003. Based solely on information reported in Amendment No. 2 to Schedule 13G filed by Citigroup, Inc. on February 7, 2003, the shares reported as beneficially owned by Citigroup, Inc. are also partially beneficially owned by Citigroup, Inc.'s wholly-owned subsidiaries Salomon Smith Barney, Inc., Salomon Brothers Holding Company Inc., Smith Barney Fund Management LLC and Salomon Smith Barney Holdings Inc.

 (3) Of the shares reported as beneficially owned, Wasatch Advisors, Inc. exercises (a) sole power to vote 2,734,212 shares, (b) shared power to vote 0 shares, (c) sole investment power over 2,734,212 shares and (d) shared investment power over 0 shares. The number of shares indicated is based on information reported in Schedule 13F Holdings Report filed by Wasatch Advisors, Inc. on November 17, 2003.

 (4) Of the shares reported as beneficially owned, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 2,431,577 shares as a result of acting as investment adviser to various funds. Edward C. Johnson 3d (Chairman of FMR Corp.) and FMR Corp. ("FMR") each has the power to dispose of the shares beneficially owned by Fidelity, but neither has the power to vote or direct the voting of those shares. The power to vote or direct the voting of the shares resides with the Board of Trustees of the funds. Of the shares
     reported   as  beneficially   owned,  Fidelity   Management  Trust  Company
     ("Fidelity Management"), a wholly-owned subsidiary of FMR, is the beneficial owner of 129,500 shares as a result of its serving as investment manager of the institutional accounts. Edward C. Johnson 3d and FMR, through its control of Fidelity Management, each has the dispositive power and the power to vote or to direct the voting of the shares owned by the institutional accounts. Of the shares reported as beneficially owned, FMR beneficially owns 81,800 shares through Strategic Advisers, Inc. ("Strategic Advisers"), a wholly-owned subsidiary of FMR that provides investment advisory services to individuals. Edward C. Johnson 3d has sole voting and dispositive power over 28,000 and shared voting and dispositive power over 0 shares. This information is based solely on information reported in a Schedule 13G filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on December 10, 2003.

 (5) Of the shares reported as beneficially owned, T. Rowe Price Associates, Inc. exercises (a) sole power to vote 350,446 shares, (b) shared power to vote 0 shares, (c) sole investment power over 2,007,371 shares and (d) shared investment power over 0 shares. The number of shares indicated is based on information reported in Schedule 13F Holdings Report filed by T. Rowe Price Associates, Inc. on November 14, 2003.

 (6) Effective November 2, 2003, Mr. Neville resigned as Chairman of the Board of Directors, President and Chief Executive Officer. At the time of his resignation, Mr. Neville held 26,228 shares.

 (7) Effective November 3, 2003, Mr. Noglows was elected to our Board of Directors and became the Chairman, President and Chief Executive Officer.

 (8) Includes shares of our common stock that such person has the right to acquire pursuant to stock options exercisable within 60 days of January 20, 2004, as follows:

                                                               SHARES ISSUABLE
NAME                                                            UPON EXERCISE
----                                                           ---------------
Mr. Neville.................................................       145,000
Mr. Noglows.................................................            --
Mr. Enriquez-Cabot..........................................        30,000
Mr. Frazee..................................................        30,000
Mr. Fuller..................................................        11,250
Mr. King....................................................        11,250
Mr. Skates..................................................        30,000
Mr. Wilkinson...............................................        30,000
Mr. Pike....................................................        65,000
Ms. Bernstein...............................................        58,375
Mr. Smith...................................................        30,000
Mr. Jenkins.................................................        44,375

     Also includes phantom shares of our common stock that such non-employee director has the right to acquire pursuant to the Directors' Deferred Compensation Plan as of January 20, 2004, as follows:

NAME                                                           PHANTOM SHARES
----                                                           --------------
Mr. Enriquez-Cabot..........................................        1,792
Mr. Frazee..................................................        2,037
Mr. Fuller..................................................        1,526
Mr. King....................................................        1,487
Mr. Skates..................................................        1,806
Mr. Wilkinson...............................................        2,080

 (9) Includes 1,222 shares of our common stock directly owned by Mr. Enriquez-Cabot's spouse and 588 shares beneficially owned by a child of Mr. Enriquez-Cabot. Does not include an aggregate of 60,582 shares of our common stock held in trusts for the benefit of Mr. Enriquez-Cabot and his children, as to which Mr. Enriquez Cabot has no voting or investment power.

(10) Includes 608,520 shares of our common stock that our directors and executive officers have the right to acquire pursuant to stock options exercisable within 60 days of January 20, 2004, and 10,728 phantom shares of our common stock that our non-employee directors have the right to acquire pursuant to the Directors' Deferred Compensation Plan as of January 20, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers filed all Form 4s made between June 30, 2002 and June 29, 2003 on time or no later than one business day later than required in accordance with SEC Release No. 34-47809, and otherwise have complied with all Section 16(a) filing requirements for fiscal year 2003.

                             ELECTION OF DIRECTORS

     Our board of directors is currently comprised of seven directors. The board of directors is divided into three classes: Class I, whose terms will expire at the upcoming annual meeting of stockholders; Class II, whose terms will expire at the annual meeting of stockholders to be held in 2005; and Class III, whose terms will expire at the annual meeting of stockholders to be held in 2006. Messrs. Enriquez-Cabot and Fuller are currently in Class I, Messrs. King, Skates and Wilkinson are currently in Class II, and Messrs. Frazee and Noglows are currently in Class III.

     As of November 2, 2003, Mr. Neville, who had been a Class III director and who was Chairman of the Board, resigned as a director. Effective as of November 3, 2003, our board of directors elected Mr. Noglows to succeed Mr. Neville as a Class III director and as Chairman of the Board.

     At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase of the size of the board of directors.

     The board of directors has nominated and urges you to vote "FOR" the election of the two nominees named below for terms of office ending in 2007. Proxies will be so voted unless stockholders specify otherwise in their proxies.

     In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominee and may be voted for any substitute nominee. Our board of directors has no reason to believe that either nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED BELOW.

Nominees for election at this meeting for terms expiring in 2007:

     Juan Enriquez-Cabot, 44, was elected a director of our company in April 2000. Since 2003, Mr. Enriquez-Cabot has served as the Chairman and Chief Executive Officer of Biotechonomy, a life sciences research and investment firm. Mr. Enriquez-Cabot also served as the Director of the Life Science Project at the Harvard Business School from 2001-2003. From 1997 until 2001, Mr. Enriquez-Cabot was a researcher at Harvard University's David Rockefeller Center. From 1996 to 1997, he was a senior researcher at the Harvard Business School and a fellow at Harvard University's Center for International Affairs. He received both his bachelor and MBA degrees from Harvard University.

     H. Laurance Fuller, 65, was elected a director of our company in June 2002. He is a director of Abbott Laboratories and of Motorola, Inc. Mr. Fuller retired from the position of Co-Chairman of BP Amoco, p.l.c., a global petroleum and petrochemicals company, in 2000 after serving as Chairman and Chief Executive Officer of Amoco Corporation since 1991 and President since 1983. Mr. Fuller received his B.S. in chemical engineering from Cornell University.

Directors whose terms continue until 2005:

     J. Joseph King, 59, was elected a director of our company in September 2002. Since 2001, he has served as Vice Chairman and Chief Executive Officer of Molex, Inc. Prior to 2001, Mr. King served as President and Chief Operating Officer of Molex and held various other executive positions at Molex. Mr. King received his master of engineering science degree from the National University of Ireland in Cork and his master of industrial engineering degree from the National University of Ireland in Galway.

     Ronald L. Skates, 62, was elected a director of our company in April 2000. He has been a private investor since 1999. From 1989 to 1999, Mr. Skates served as President and Chief Executive Officer and as a director of Data General Corporation, a computer systems company. Mr. Skates is also a director of State Street Corporation, Courier Corporation and Raytheon Corporation. He received both his bachelor and MBA degrees from Harvard University.

     Steven V. Wilkinson, 62, was elected a director of our company in April 2000. He has been retired since 1998. Prior to retirement, he worked for Arthur Andersen LLP, where he became a partner in 1974. Mr. Wilkinson is also a director of Entergy Corporation. Mr. Wilkinson received his BA in economics from DePauw University and his MBA from the University of Chicago.

Directors whose terms continue until 2006:

     John P. Frazee, Jr., 59, was elected a director of our company in April 2000. He has been a private investor since 2001. From 1999 until 2001, he served as Chairman and Chief Executive Officer of Vast Solutions, Inc., a provider of wireless data products and services. From 1999 to 2000, he served as Chairman and Chief Executive Officer of Paging Network, Inc. From 1997 to 1999, he served as Chairman, President and Chief Executive Officer of Paging Network. From 1993 until 1997, Mr. Frazee managed investments as a private investor. During 1993, he was President and Chief Operating Officer of Sprint Corporation. Prior to that, he was Chairman and Chief Executive Officer of Centel Corporation. In addition to serving on our board, Mr. Frazee also serves on the board of EMS Technologies, Inc. Mr. Frazee received his bachelor's degree in political science from Randolph-Macon College.

     William P. Noglows, 45, has served as our Chairman, President and Chief Executive Officer since November 3, 2003. From 1984 through 2003, Mr. Noglows served in various management positions at Cabot Corporation, culminating in serving as an executive vice president and general manager. While at Cabot Corporation, he was one of the primary founders of our company and was responsible for identifying and encouraging the development of the CMP application, which is the core technology of our company. Mr. Noglows had previously served as a director of our company from December, 1999 until April 2002. Mr. Noglows received his degree in Chemical Engineering from the Georgia Institute of Technology.

               RATIFICATION OF THE ELECTION OF WILLIAM P. NOGLOWS
                           TO OUR BOARD OF DIRECTORS

     As of November 2, 2003, Mr. Neville, who had been a Class III director and who was Chairman of the Board, resigned as a director. Effective as of November 3, 2003, as permitted by our by-laws and charter, our board of directors elected Mr. Noglows to succeed Mr. Neville as a Class III director and as Chairman of the Board.

     Stockholder ratification of the election of Mr. Noglows to our board of directors or other elections or appointments to our board of directors is not required by our by-laws or otherwise. Our board is submitting the election of Mr. Noglows to our board of directors to our stockholders for ratification as a matter of good corporate practice as Mr. Noglows has become our Chief Executive Officer and Chairman of the Board of Directors. We do not intend to and in the future we will not necessarily ratify elections or appointments made pursuant to our bylaws to our board of directors. If our stockholders fail to ratify the election, our board of directors intends to reconsider the matter. Even if the election is ratified, our board of directors, in its discretion and pursuant to our bylaws and charter, may appoint a different chairman at any time if it determines that such a change would be in the best interests of our company and our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE ELECTION OF MR. NOGLOWS TO OUR BOARD OF DIRECTORS.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP audited our financial statements for fiscal year 2003, and has been selected by the audit committee of our board of directors to audit our financial statements for fiscal year 2004. A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting, where he or she will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our by-laws or otherwise. However, our board is submitting the selection of PricewaterhouseCoopers

LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will review its future selection of auditors. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

     For information regarding audit and other fees billed by PricewaterhouseCoopers LLP for services rendered in fiscal year 2003, see "FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT -- Fees Billed by Independent Auditors," below.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT AUDITORS.

                        BOARD STRUCTURE AND COMPENSATION

BOARD OF DIRECTORS AND BOARD COMMITTEES

     Our board of directors has a standing audit committee, a standing compensation committee and a standing nominating and corporate governance committee to assist the board of directors in the discharge of its responsibilities. Our board of directors has adopted the Cabot Microelectronics Corporation Corporate Governance Guidelines, which are available on our website at www.cabotcmp.com along with other corporate governance materials, such as board of directors committee charters and our Code of Business Conduct. During fiscal year 2003, the board of directors held five meetings and did not take action by written consent. Each of our directors attended our annual meeting of stockholders in fiscal years 2002 and 2003 and at least 75% of all the meetings of the board and those committees on which he served during fiscal year 2003. Since fiscal year end, the board of directors has met three times and has taken action by written consent twice. Third parties may communicate with our board of directors through the Chairman of the Board, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504.

     INDEPENDENT DIRECTORS. The board of directors has determined that six of our seven directors, Messrs. Enriquez-Cabot, Frazee, Fuller, King, Skates and Wilkinson, are "independent" directors as defined in Rule 4200 of the National Association of Securities Dealers' marketplace rules and as defined in applicable rules by the SEC. Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors are present. The Chairman of the nominating and corporate governance committee serves as chairman of the meetings of the independent directors in executive session, and performs other responsibilities such as working with the Chairman of the board of directors to plan and set the agenda for meetings of the board of directors. Third parties may communicate with our independent directors through the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. During fiscal year 2003, our independent directors have met in such executive sessions six times. Since fiscal year end, our independent directors have met in such executive sessions nine times.

     AUDIT COMMITTEE. The functions of the audit committee include selecting, appointing, compensating, retaining and overseeing our auditors, deciding upon and approving in advance the scope of audit and non-audit assignments and related fees, reviewing accounting principles we use in financial reporting, internal auditing procedures, and reviewing the adequacy of our internal control procedures. The members of the audit committee are Messrs. Enriquez-Cabot, Frazee, King and Wilkinson (Chairman), each of whom:

     - is an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' marketplace rules;

     - meets the criteria for independence as required by applicable rules adopted by the Securities and Exchange Commission (SEC);

     - has not participated in the preparation of our financial statements or the financial statements of any of our current subsidiaries at any time during the past three years; and

     - is able to read and understand fundamental financial statements.

     Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant SEC rules, and has designated Mr. Wilkinson, the Chairman of the committee, as such Audit Committee Financial Expert. As previously stated, Mr. Wilkinson is an independent director. The audit committee operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website at www.cabotcmp.com. The audit committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, which are also available on our website www.cabotcmp.com. The audit committee met four times during fiscal year 2003 and has met once since fiscal year end with respect to the audit of our fiscal year 2003 financial statements and related matters. In fulfillment of the audit committee's responsibilities for fiscal year 2003, Mr. Wilkinson, the audit committee Chairman, reviewed our Annual Report on Form 10-K for the fiscal year ended September 30, 2003 (as did the other members of the committee and board of directors), and our Quarterly Reports on Form 10-Q before we filed them, and reviewed quarterly earnings announcements before we released them.

     COMPENSATION COMMITTEE. The functions of the compensation committee include reviewing and approving the compensation and benefits for our employees, evaluating and deciding upon the compensation of our chief executive officer, evaluating and deciding upon the compensation of our other executive officers, which is done following consultation with our chief executive officer, administering our employee benefit plans, authorizing and ratifying stock option grants and other incentive arrangements, and authorizing employment and related agreements. Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. During fiscal year 2003, the compensation committee was comprised of Messrs. Frazee, Fuller, King, Skates (Chairman) and Wilkinson, each of whom is an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' marketplace rules and as defined in applicable rules adopted by the SEC. The compensation committee operates under a written charter that addresses compensation matters, a current copy of which is available on our website at www.cabotcmp.com. The compensation committee met three times and took action by written consent twice during fiscal year 2003. The compensation committee has met once and has taken action by written consent four times since the fiscal year end with respect to 2003 annual bonuses, salary increases, stock option grants and other matters.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The functions of the nominating and corporate governance committee include reviewing and recommending a slate of nominees for the election of directors, recommending changes in the number, classification and term of directors, reviewing nominations by stockholders with regard to the nomination process, reviewing and recommending compensation and other matters for our directors, and attending to general corporate governance matters. The members of the nominating and corporate governance committee are Messrs. Enriquez-Cabot, Frazee (Chairman), Fuller and Skates, each of whom is an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' marketplace rules and as defined in applicable rules adopted by the SEC. The nominating and corporate governance committee operates under a formal charter that addresses the nominations process and such related matters as may be required under the federal securities laws and Nasdaq listing requirements, a current copy of which is available on our website at www.cabotcmp.com. The nominating and corporate governance committee met four times during fiscal year 2003, has taken action by written consent once and has met twice since fiscal year end. The nominating and corporate governance committee acted unanimously to recommend the nomination of the Class I director nominees to the board of directors, subject to stockholder approval, as discussed in "ELECTION OF DIRECTORS," above.

CRITERIA FOR NOMINATING DIRECTORS

     The nominating and corporate governance committee considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers suggestions from many sources regarding possible candidates for director and will consider nominees recommended by stockholders. Any such stockholder nominations, together with appropriate biographical information, should be submitted to the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. To be included in the proxy statement, such nomination must be received by the Secretary of our company not later than the 120th day prior to the first anniversary of the date of the preceding year's proxy statement for such nomination.

     In fiscal year 2003, the company did not pay a fee to any third party to identify or evaluate potential director nominees; however, our directors play a critical role in guiding our strategic direction and overseeing the management of the company and accordingly, in the future we may pay a fee to a third party to identify or evaluate potential director nominees if the need arises.

     Board candidates are selected based upon various criteria including their character, business experience and acumen. Some of the factors that are considered in evaluating candidates for the board of directors include experience in areas such as technology, manufacturing, marketing, finance, strategy, international business, and academia, as well as geographic and cultural diversity. Board members are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings, and our annual meetings of stockholders. The nominating and corporate governance committee considers a director's past attendance record, participation and contribution to the board of directors in considering whether to recommend the reelection of such director.

COMPENSATION OF DIRECTORS

     A director who is also our employee receives no additional compensation for his services as a director. Each of our directors who is not an employee of ours currently receives the following:

     - upon his original appointment or election as a director, options to purchase 15,000 shares of our common stock which vest over a three year period;

     - on an annual basis, options to purchase 7,500 shares of our common stock which vest over a four year period;

     - a $20,000 annual fee;

     - a $1,000 fee for attendance at each meeting of our board of directors or a committee of the board; and

     - reimbursement of travel and other out-of-pocket costs incurred in attending meetings.

     Additionally, the audit committee chairman receives an additional $10,000 annual fee for serving as the audit committee chairman.

     Under our Directors' Cash Compensation Umbrella Program, which only applies to non-employee directors, each non-employee director may choose to receive his compensation either in cash, in fully vested restricted stock under our Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan (as of the date the fees are earned, the fees would be converted into the equivalent number of fully vested restricted shares, which would be beneficially owned and reported on Form 4 filings), or as deferred compensation under our Directors' Deferred Compensation Plan. At present, each of our non-employee directors has elected to defer his compensation to future periods under the Directors' Deferred Compensation Plan, which became effective in March 2001. Under the plan, as amended in June 2003, deferred amounts are payable only in the form of our common shares. A participating director is required to elect a date on which deferred compensation will begin to be distributed, which date generally must be at least two years after the end of the year deferrals are made. As of the date the shares are earned, the fees are converted into the right to acquire the equivalent number of shares of common stock at the end of the deferral period. These rights to acquire shares under the Directors' Deferred Compensation Plan are reported as beneficially owned on Form 4 filings for each participating director. As of January 20, 2004, an aggregate of approximately $552,832, of directors' compensation was deferred under the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the current or former members of the compensation committee are or have been our employees.

            FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

FEES BILLED BY INDEPENDENT AUDITORS

     During fiscal years 2002 and 2003, the audit committee pre-approved all audit and non-audit services provided by our independent auditors. The following table presents fees for audit services rendered by PricewaterhouseCoopers LLP for the audit of the company's annual financial statements for the fiscal year ended September 30, 2003, and September 30, 2002, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

                                                  FISCAL YEAR ENDED        FISCAL YEAR ENDED
FEES                                            SEPTEMBER 30, 2003 ($)   SEPTEMBER 30, 2002 ($)
----                                            ----------------------   ----------------------
Audit Fees(1).................................         521,240                  458,980
Audit-Related Fees(2).........................          50,483                   31,540
Tax Fees(3)...................................         336,526                  309,441
All Other Fees(4).............................               0                        0
                                                       -------                  -------
  Total.......................................         908,249                  799,961

---------------

(1) Audit Fees include fees for services that normally would be provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. In addition to including fees for services necessary to perform an audit or review in accordance with GAAP, this category also may include services that generally only PricewaterhouseCoopers LLP reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

(2) Audit Related Fees include assurance and related services (e.g., due diligence services) traditionally performed by PricewaterhouseCoopers LLP including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3) Tax Fees include all services performed by professional staff in PricewaterhouseCoopers LLP's tax division except those services related to the audit, including fees for tax compliance, tax planning, and tax advice. Tax compliance generally involves preparation of original and amended tax returns, claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities.

(4) All Other Fees includes fees related to financial information systems implementation and design services. Our independent auditors did not render any such services to us in fiscal year 2003 or any prior year.

REPORT OF THE AUDIT COMMITTEE

     The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

     The audit committee of the board of directors is responsible for providing independent, objective oversight of the company's accounting and system of internal controls, the quality and integrity of the company's financial reports, and the independence and the selection, appointment, retention, compensation and oversight of the performance of the company's independent auditors. The audit committee is comprised of independent directors and operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is also available on our website at www.cabotcmp.com.

     Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

     In this context, the audit committee reviewed and discussed the audited financial statements for fiscal year 2003 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which include, among other things:

     - methods used to account for any significant and unusual transactions;

     - the effect of any significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating any particularly  sensitive
       accounting   estimates  and  the  basis  for  the  auditors'  conclusions regarding the reasonableness of those estimates; and

     - any disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The audit committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the issue of the independent auditors' independence from the company and management. In addition, in accordance with the Securities and Exchange Commission's auditor independence requirements, the audit committee has considered whether the independent auditors' provision of non-audit services to the company is compatible with maintaining the independence of the auditors and has concluded that it is.

     Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

     Respectfully submitted by the audit committee,

                              Juan Enriquez-Cabot
                              John P. Frazee, Jr.
                                 J. Joseph King
                         Steven V. Wilkinson, Chairman

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain compensation information for the Chief Executive Officer and our four other executive officers who were the most highly compensated for the fiscal year ended September 30, 2003 (together, the "named executive officers"). All of the information in this table reflects compensation earned by the named executive officers for services rendered to us.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------
                                                     ANNUAL                         LONG-TERM
                                                  COMPENSATION                 COMPENSATION AWARDS
                                         -------------------------------   ----------------------------
                                                                 OTHER
                                                                ANNUAL                       SECURITIES   ALL OTHER
             NAME AND            FISCAL                         COMPEN-    RESTRICTED STOCK  UNDERLYING    COMPEN-
        PRINCIPAL POSITION        YEAR   SALARY($)  BONUS($)   SATION($)     AWARD(S)($)     OPTIONS(#)  SATION($)(4)
-------------------------------------------------------------------------------------------------------------------------
    Matthew Neville(1)            2003    393,750   300,000          --            --        100,000(3)   35,753
      Former President and        2002    368,750   260,000          --            --        100,000      36,942
      Chief Executive Officer     2001    325,000   310,000          --            --        100,000      36,247
-------------------------------------------------------------------------------------------------------------------------
    William P. Noglows(2)         2003         --        --          --            --             --(3)       --
      President and               2002         --        --          --            --             --(2)       --
      Chief Executive Officer     2001         --        --          --            --             --(2)       --
-------------------------------------------------------------------------------------------------------------------------
    Daniel J. Pike                2003    247,875   150,000          --            --         54,000(3)   23,832
      Vice President              2002    236,250   107,000          --            --         50,000      23,989
      of Operations               2001    211,250   120,000          --            --         54,000      22,151
-------------------------------------------------------------------------------------------------------------------------
    H. Carol Bernstein            2003    227,500   140,000       8,000(6)         --         47,500(3)   24,279
      Vice President, Secretary   2002    217,500    96,000       8,000(6)         --         42,000      22,803
      and General Counsel         2001    207,500   112,000       8,000(6)         --         47,000      19,819
-------------------------------------------------------------------------------------------------------------------------
    Stephen R. Smith              2003    208,625   125,000         670(6)         --         57,000(3)   20,617
      Vice President of           2002    185,640   128,000(5)   58,168(6)         --         27,000      19,118
      Marketing and Sales         2001         --        --          --            --             --          --
-------------------------------------------------------------------------------------------------------------------------
    J. Michael Jenkins            2003    201,750    90,000          --            --         47,500      21,696
      Vice President of           2002    174,057    85,000          --            --         42,000      20,520
      Human Resources             2001    168,625    96,000          --            --         45,000      21,825
-------------------------------------------------------------------------------------------------------------------------

-------------------------

(1) Mr. Neville resigned from his position as our President and Chief Executive Officer, effective as of November 2, 2003.

(2) Mr. Noglows joined us as our new President and Chief Executive Officer effective November 3, 2003. Mr. Noglows had previously served as an outside director of our company from the time of our initial public offering in April 2000 through April 2002, after first having been appointed a director in December, 1999. These amounts do not include options to acquire 7,500 shares granted to Mr. Noglows in March 2001 and options to acquire 7,500 shares granted to Mr. Noglows in March 2002 as compensation for his service on our board of directors. Upon his resignation from our board of directors in April 2002, any such options, as well as options that he had been granted for service as a director in April 2000, that were unvested, terminated in accordance with their terms.

(3) These amounts do not include options granted to certain of our named executive officers after the end of fiscal year 2003. On November 3, 2003, as part of Mr. Noglows' employment agreement to join the company, we granted him 250,000 options at an exercise price of $55.37 that expire on November 3,

2013. On December 11, 2003, we granted options to certain of our named executive officers that have an exercise price of $48.91 and expire December 11, 2013 in the amounts set forth in the table below:

                                                                  SECURITIES
                                                                  UNDERLYING
                                                                   OPTIONS
    NAME                                                             (#)
    ----                                                          ----------
    Mr. Neville.................................................         0
    Mr. Noglows.................................................         0
    Mr. Pike....................................................    60,000
    Ms. Bernstein...............................................    60,000
    Mr. Smith...................................................    60,000
    Mr. Jenkins.................................................         0

(4) The information in the column headed "All Other Compensation" includes matching contributions to our tax-qualified savings plans (collectively referred to as "401(k) Plan") and accruals under our non-qualified supplemental savings plans (collectively referred to as "Supplemental Plan") for fiscal year 2003 on behalf of the named executive officers in the following amounts:

                                                                    401(k)        SUPPLEMENTAL
    NAME                                                             PLAN             PLAN
    ----                                                          -----------   -----------------
    Mr. Neville.................................................    $17,000          $18,150
    Mr. Noglows.................................................          0                0
    Mr. Pike....................................................     17,454            5,880
    Ms. Bernstein...............................................     18,942            4,880
    Mr. Smith...................................................     16,276            3,920
    Mr. Jenkins.................................................     17,910            3,380

    In fiscal year 2003, we provided each of our named executive officers with basic life insurance and accidental death and dismemberment insurance coverage that was provided on the same basis to all of our employees. There is no cash surrender value associated with this insurance coverage. The value paid for this coverage attributable to each named executive officer (Mr. Neville, $603; Mr. Noglows, $0; Mr. Pike, $497; Ms. Bernstein, $457; Mr. Smith, $420 and Mr. Jenkins, $406) is also reflected in the column headed "All Other Compensation" for fiscal 2003.

    In addition, adjustments were made to correct amounts of contributions to accounts of certain named executive officers that are reflected in the "All Other Compensation" amounts for fiscal years 2001 and 2002. None of the adjustments were material.

(5) These figures include a sign-on bonus of $30,000 paid to Mr. Smith in fiscal year 2002. Mr. Smith's hire date was October 29, 2001.

(6) These figures reflect transportation allowances paid to Ms. Bernstein for fiscal years 2001, 2002 and 2003, and reimbursement of relocation expenses paid to Mr. Smith in fiscal year 2002 and 2003.

OPTION GRANTS

     The following table sets forth the number of shares of our common stock underlying the options granted to the named executive officers during the fiscal year ended September 30, 2003.

                       OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------
                                                         PERCENT OF
                                        NUMBER          TOTAL OPTIONS                                     GRANT
                                      OF SHARES          GRANTED TO        EXERCISE                        DATE
                                      UNDERLYING        EMPLOYEES IN        PRICE        EXPIRATION      PRESENT
               NAME                OPTIONS GRANTED       FISCAL YEAR     PER SHARE($)       DATE       VALUE($)(1)
-----------------------------------------------------------------------------------------------------------------------
    Matthew Neville                    100,000(2)           10.9%           $51.37         12/11/12     3,254,541
-----------------------------------------------------------------------------------------------------------------------
    William P. Noglows                      --(3)              --               --               --            --
-----------------------------------------------------------------------------------------------------------------------
    Daniel J. Pike                   54,000(2)(3)            5.9%           $51.37         12/11/12     1,757,452
-----------------------------------------------------------------------------------------------------------------------
    H. Carol Bernstein               47,500(2)(3)            5.2%           $51.37         12/11/12     1,545,907
-----------------------------------------------------------------------------------------------------------------------
    Stephen R. Smith                 57,000(2)(3)            6.2%           $51.37         12/11/12     1,855,089
-----------------------------------------------------------------------------------------------------------------------
    J. Michael Jenkins               47,500(2)(3)            5.2%           $51.37         12/11/12     1,545,907
-----------------------------------------------------------------------------------------------------------------------

-------------------------

(1) These values were estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 76.0%; risk free rate of return: 3.0%; annualized dividend yield: 0.0%; and expected time until exercise: 5.0 years.

(2) These options have a term of ten years, expiring December 11, 2012, vesting in equal amounts annually over a four-year period, within the first quarter.

(3) This table does not include options granted to certain of our named executive officers after the end of fiscal year 2003. On November 3, 2003, as part of Mr. Noglows' employment agreement to join our company, we granted to him 250,000 options that vest in equal increments upon each anniversary over four years and have a term of ten years, expiring November 3, 2013, at an exercise price of $55.37. For fiscal year 2004, on December 11, 2003, we granted 60,000 options to each Mr. Pike, Ms. Bernstein, and Mr. Smith. These options have an exercise price of $48.91, vest in equal increments upon each anniversary over four years, and have a term of ten years, expiring December 11, 2013.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the number of unexercised stock options held by the named executive officers on September 30, 2003, and the value of the unexercised in-the-money stock options on that date.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES
                                 SHARES                           UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                ACQUIRED                                 OPTIONS                 IN-THE-MONEY OPTIONS AT
                                  UPON            VALUE           AT FISCAL YEAR END (#)          FISCAL YEAR-END ($)(1)
             NAME             EXERCISES (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------
    Matthew Neville              15,000           480,815        150,000         225,000        2,818,000        863,250
-------------------------------------------------------------------------------------------------------------------------------
    William P. Noglows(2)        40,000         1,575,544         --              --               --             --
-------------------------------------------------------------------------------------------------------------------------------
    Daniel J. Pike               25,000         1,040,813         51,500         118,500          500,435        448,665
-------------------------------------------------------------------------------------------------------------------------------
    H. Carol Bernstein            5,000            55,720         46,500         102,500          140,965        385,995
-------------------------------------------------------------------------------------------------------------------------------
    Stephen R. Smith             --                --             11,750          72,250           21,863        308,408
-------------------------------------------------------------------------------------------------------------------------------
    J. Michael Jenkins           20,500           378,645         32,500         101,500          356,300        385,995
-------------------------------------------------------------------------------------------------------------------------------

-------------------------
(1) We determined the value of unexercised in-the-money options as of September 30, 2003 by taking the difference between the fair market value of a share of our common stock on September 30, 2003 of $55.63 and the option exercise price of the applicable in-the-money option grant multiplied by the number of shares underlying those options as of that date.

(2) While employed by Cabot Corporation through August, 2003, Mr. Noglows exercised options that had been granted to him at the time of our initial public offering for his service as an employee of Cabot Corporation according to their terms.

EXECUTIVE OFFICER DEPOSIT SHARE PLAN

     Our executive officers are eligible to participate in the Executive Officer Deposit Share Plan, which was adopted by the board of directors in March 2000. Under this plan, our executive officers are entitled to convert all or a portion of their bonus compensation into shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with our company until the third anniversary of the date of deposit ("deposit shares"), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant ("award shares"). If the participant is employed by our company on the third anniversary of the deposit date and the deposit shares have remained on deposit with our company through such date, the restrictions on the award shares will lapse. Five individuals are currently participating in the deposit share plan, and 2,542 shares (including award shares) are currently on deposit under that plan.

EMPLOYMENT, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL AGREEMENTS

     Effective November 2, 2003, Mr. Neville resigned from our board of directors and as our Chairman, President and Chief Executive Officer. On November 3, 2003, we entered into an Employment and Transition Agreement with Mr. Neville, our former President and Chief Executive Officer that provided for the continuation of his employment with our company until November 3, 2005. In consideration of Mr. Neville continuing to provide advice to the new leadership of our company and of the other terms of the agreement, including those relating to a non-competition, confidentiality, and a general release from claims, we agreed to pay Mr. Neville a bonus of $300,000 for fiscal year 2003, which already has been paid, and to continue his annual base salary of $400,000 for the remainder of his employment with us. As part of the agreement,

Mr. Neville's Change in Control Severance Protection Agreement terminated on November 3, 2003, and subject to its terms, all provisions cease as of November 3, 2004. If any payments become due under the Change in Control Severance Protection Agreement, Mr. Neville will not receive any remaining payments under the Employment and Transition Agreement.

     On November 2, 2003, we entered into an employment agreement with Mr. Noglows to become our Chairman, President and Chief Executive Officer. Pursuant to this employment agreement, among other terms, we agree to pay Mr. Noglows an annual base salary of $450,000 and a cash bonus for fiscal year 2004 that will not be less than $160,000, following the end of fiscal year 2004. Additionally, we granted Mr. Noglows an option to purchase 250,000 shares of our common stock at an exercise price of $55.63 that vests in four equal annual installments on each subsequent anniversary of November 3, 2003, and that expires on November 3, 2013. We also have agreed to pay Mr. Noglows one year's base salary if we terminate his employment without cause and to provide certain relocation and other reimbursements.

     Mr. Jenkins recently informed us that he intends to resign his employment as Vice President of Human Resources, effective as of February 29, 2004. We have agreed to pay to Mr. Jenkins, subject to the satisfaction of certain conditions, the sum of one-year's salary of $204,000, which will be paid in twelve equal monthly installments, and a fiscal year 2003 bonus of $90,000, which already has been paid. Mr. Jenkins also will be eligible to receive reimbursement for costs associated with certain relocation and outplacement services.

     Jeremy K. Jones, who has served as the Vice President of New Business Development, also has recently decided to resign from the company, effective as of January 31, 2004. We have agreed to pay to Mr. Jones, subject to the satisfaction of certain conditions, the sum of one-year's salary of $188,200, which will be paid in twelve equal monthly installments, and a fiscal year 2003 bonus of $40,000, which already has been paid. Mr. Jones will also be eligible to receive reimbursement for costs associated with certain outplacement services.

     In consideration of the amounts to be paid to each of Messrs. Jenkins and Jones pursuant to the arrangements described above, each executive will be required to adhere to certain non-competition and confidentiality terms and to provide to us a general release from claims.

     In addition to these arrangements, the company has entered into an employment agreement with Clifford L. Spiro, our Vice President of Research and Development, under which we would be obligated to pay him one year's base salary if we terminate his employment without cause. We have not entered into any employment or termination of employment agreements with any of our other named executive officers or other executive officers.

     The company entered into Change in Control Severance Protection Agreements ("change in control agreements") with each of the named executive officers. Pursuant to the terms of the Employment and Transition Agreement with Mr. Neville, Mr. Neville's change in control agreement terminated on November 3, 2003, and subject to its terms, all provisions cease as of November 3, 2004. Under the change in control agreements, each executive whose employment with our company terminates, other than for cause, disability, death or certain other specified reasons, within two years (in the case of Ms. Bernstein, Mr. Jenkins, Mr. Pike and Mr. Smith) or three years (in the case of Mr. Noglows) after a "change in control" of our company (as such term is defined in the agreements), is entitled to a severance benefit. The severance benefit includes accrued and unpaid salary and bonuses plus two times (in the case of Ms. Bernstein, Mr. Jenkins, Mr. Pike and Mr. Smith) or three times (in the case of Mr. Neville and Mr. Noglows) the executive's annual cash compensation (salary plus bonus). The severance benefit also includes health and welfare benefits for 24 months (in the case of Ms. Bernstein, Mr. Jenkins, Mr. Pike and Mr. Smith) or 36 months (in the case of Mr. Neville and Mr. Noglows) following the executive's termination date. We also have similar change in control severance protection agreements providing for two times severance benefits in place with our other executive officers.

     Under the change in control agreements, all amounts accrued or awarded to the executives under any incentive compensation or benefit plan, including options and restricted stock granted under the 2000 Equity Incentive Plan, will immediately vest on each executive's respective termination date.

     The change in control agreements provide each executive a full "gross-up payment" of all excise taxes assessed on amounts received under the change in control agreements, as well as all other taxes that may become due as a result of the gross-up payment.

STANDARD EMPLOYEE BENEFITS

     We have adopted various employee benefit plans and arrangements for the purpose of providing compensation and employee benefits to our employees, including our executive officers. These plans and arrangements include an equity incentive plan, an employee stock purchase plan, a tax-qualified savings plan and a non-qualified supplemental savings plan.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

     GENERAL. The company's executive compensation program is administered by the compensation committee of the board of directors, which is composed solely of independent directors. The compensation committee is responsible for determining the level of compensation paid to our chairman, president and chief executive officer and our other executive officers, and determining awards under and administering the Second Amended and Restated 2000 Equity Incentive Plan ("2000 Equity Incentive Plan"). The compensation committee is also responsible for reviewing and establishing all other executive compensation plans which the company may adopt from time to time.

     During and for fiscal year 2003, the compensation committee made all decisions pertaining to the compensation of our former Chairman, President and Chief Executive Officer, Mr. Matthew Neville, our named executive officers and our other executive officers. The compensation committee also reviewed and approved the methodology used for compensation of our general employee population. The compensation committee, which was established in April 2000 concurrent with the completion of our IPO, has made all decisions pertaining to the compensation of our executive officers since its creation. In November, 2003, the compensation committee, along with the independent directors of our board of directors, and in consultation with outside advisors hired by the committee, made all decisions relating to the Employment and Transition Agreement with Mr. Neville, who resigned as our Chairman, President and Chief Executive Officer in November, 2003. In addition, the compensation committee, in consultation with outside advisors hired by the committee, made all decisions pertaining to the employment offer and agreement and compensation of our new Chairman, President and Chief Executive Officer, Mr. William P. Noglows, who was appointed to these positions in November, 2003.

     COMPENSATION POLICY AND OVERALL OBJECTIVES. In determining the amount and composition of executive compensation, the committee's goal is to provide compensation that will enable the company to attract and retain talented executives, align compensation with business objectives and performance, and link the interests of the company's executives to the interests of the company's stockholders.

     The compensation committee believes that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows the company to maintain a stable, successful management team. The company's market for compensation comparison purposes is comprised of a group of companies that develop or use semiconductor products and processes, with an emphasis on chemical mechanical planarization products and processes, as well as companies that have similar sales volumes, market capitalizations, employment levels, and geographic presence. In evaluating this comparison group for compensation purposes, the compensation committee exercises its discretion and makes its judgment after considering all relevant factors.

     The key elements of the company's executive compensation program are base salary, annual bonuses and long-term incentives. Each of these is addressed separately below. In determining compensation, the compensation committee considers all elements of an executive's total compensation package, including change in control arrangements, participation in savings plans and other benefits.

     BASE SALARIES. The compensation committee regularly reviews each executive officer's base salary. The committee targets the base salary of the company's executives to be in the 50th to 75th percentile of the salary ranges of similarly positioned executives in the comparison group of companies.

     Base salaries for executive officers are initially determined by evaluating the executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by performance, and evaluated based on sustained levels of contribution to the company in the context of the company's performance-based management process.

     The factors impacting base salary levels are not assigned specific weights. Rather, the compensation committee reviews all of the factors and makes base pay determinations that reflect the compensation committee's analysis of the aggregate impact of these factors.

     ANNUAL BONUSES. All employees of the company are eligible to participate in the company's cash bonus program, with executive employee bonuses determined by the compensation committee. The compensation committee believes that a cash bonus program allows the company to communicate specific goals that are of primary importance during the coming year and motivates executives to achieve these goals.

     Each year, the compensation committee establishes specific performance goals in accordance with the performance-based management process, the achievement of which determines the funding of a bonus pool. In turn, the size of the bonus pool determines the amount of the relative awards to participants. Accordingly, executives' opportunities to earn bonuses correspond to the degree to which the pre-established goals are achieved.

     In general, the compensation committee targets the bonus awards of the company's executives to be in the 50th to 75th percentile of the bonus range of similarly positioned executives in the comparison group of companies. Actual payouts can be above or below the targeted levels, depending upon performance relative to the pre-established goals.

     At the beginning of fiscal year 2003, the compensation committee established the specific performance goals upon which annual bonus awards for services rendered in fiscal year 2003 by our then Chairman, President and Chief Executive Officer, our other named executive officers, our other executive officers, and all employees would be based. Upon completion of the fiscal year, the compensation committee evaluated the performance of our executive officers in light of the pre-established performance goals and determined the amount of the bonus award to be paid to each such executive. The performance goals established by the compensation committee for these executives included the following criteria: financial goals and business metrics such as revenue, gross margin, market share and cost management, business growth through market and technology extension, safety, improvement in technology and quality leadership, business processes, organizational effectiveness and operational excellence.

     LONG-TERM INCENTIVES. Long-term incentives are provided to executives pursuant to the Amended and Restated 2000 Equity Incentive Plan. The compensation committee believes that equity-based compensation is an essential element in the company's overall compensation scheme. Equity-based compensation is emphasized in the design of the company's executive compensation program because it involves at-risk components of pay which directly link executives' interests with those of the company's stockholders.

     Initial or "new-hire" options and restricted stock may be granted to executive officers when they first join the company. Thereafter, options and restricted stock may be granted to each executive officer annually and from time to time based on performance. To enhance retention, options and restricted stock granted to executive officers are subject to vesting restrictions that generally lapse over a four-year period.

     When determining awards under the Amended and Restated 2000 Equity Incentive Plan, the compensation committee considers the company's and individual's performance in the prior year, the executives' levels of responsibility, prior experience and years of service, historical award data and compensation practices at the comparison group of companies. In determining award sizes, the compensation committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis.

     In this regard, the compensation committee and the board of directors have approved the Second Amended and Restated 2000 Equity Incentive Plan which provides for an increase in the number of shares of common stock available for issuance under the plan by 3,000,000 shares and recommend that our stockholders approve the second amended and restated plan at the annual meeting. See "APPROVAL OF OUR SECOND AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN," below.

     Our executive officers are also eligible to participate in the Executive Officer Deposit Share Plan. See "EXECUTIVE COMPENSATION -- Executive Officer Deposit Share Plan," above.

     CEO COMPENSATION. The compensation committee used the executive compensation practices described above to determine Mr. Neville's compensation for fiscal year 2003, in consultation with outside advisors hired by the committee. In addition, in setting both the cash-based and equity-based elements of Mr. Neville's compensation, the compensation committee made an overall assessment of Mr. Neville's leadership in establishing and achieving the company's long-term and short-term strategic, operational and business goals. Mr. Neville's leadership during fiscal year 2003 that contributed to the company's continued solid financial results during the prolonged and significant downturn in both the global economy and semiconductor industry was also taken into consideration in determining his compensation package. The committee also considered Mr. Neville's decision to resign from his roles as Chairman, President and Chief Executive Officer. In addition to these factors, Mr. Neville's bonus award reflected our performance against certain financial objectives in fiscal year 2003, which in general met the overall pre-established goals for fiscal year 2003. Based upon all of these criteria, the compensation committee awarded Mr. Neville $300,000 as a cash bonus for fiscal year 2003, pursuant to Mr. Neville's Employment and Transition Agreement with the company, which together with his $400,000 annual base salary effective January 1, 2003 ($393,750 paid over fiscal year 2003), resulted in total cash compensation to Mr. Neville for fiscal year 2003 equal to $693,750. On December 11, 2002, the compensation committee had awarded Mr. Neville equity-based compensation in the form of stock options to purchase an aggregate of 100,000 shares of the company's common stock that vest in equal increments upon each anniversary over fours years and have a term of ten years that expires December 11, 2012, at an exercise price of $51.37; Mr. Neville has not been granted any additional stock options since this grant in 2002. Aside from the number of options granted, the terms and conditions of this option grant (and for any other grants that Mr. Neville had received prior to this grant), are the same as those for grants made to our other employees, including those that provide that any options that are not vested at the time of the termination of employment are forfeited.

     Since the end of fiscal year 2003, the compensation committee, in consultation with outside advisors hired by the committee, used the executive compensation practices described above to determine the terms of Mr. Noglows' employment offer and compensation for fiscal year 2004. Based upon these criteria, the compensation committee set Mr. Noglows' base salary at $450,000 and agreed to pay Mr. Noglows a cash bonus for fiscal year 2004 of not less than $160,000, following the end of fiscal year 2004. In addition, in connection with Mr. Noglows' joining the company, the compensation committee awarded him equity-based compensation in the form of stock options to purchase an aggregate of 250,000 shares of our common stock that vest in equal increments upon each anniversary of the grant date of November 3, 2003, Mr. Noglows' date of hire, over four years and that have a term of ten years that expires November 3, 2013, at an exercise price of $55.37.

     INTERNAL REVENUE CODE SECTION 162(M). As one of the factors in its review of compensation matters, the committee considers the anticipated tax treatment to our company and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the compensation committee's control also affect the deductibility of compensation. For these and other reasons, the compensation committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. In fiscal year 2001, at our annual meeting of stockholders held on March 13, 2001, our Amended and Restated 2000 Equity Incentive Plan was submitted to our stockholders for approval, and our stockholders approved that plan. At our upcoming annual meeting of stockholders, our Second Amended and Restated 2000 Equity Incentive Plan will be submitted to our stockholders for approval. The current Amended and Restated 2000 Equity Incentive Plan and the proposed Second Amended and Restated 2000 Equity Incentive Plan are intended to qualify certain compensation awarded under that plan for tax deductibility under Section 162(m).

     Respectfully submitted by the compensation committee,

                              John P. Frazee, Jr.
                               H. Laurance Fuller
                                 J. Joseph King
                           Ronald L. Skates, Chairman
                              Steven V. Wilkinson

APPROVAL OF SECOND AMENDED AND RESTATED CABOT MICROELECTRONICS CORPORATION 2000
                             EQUITY INCENTIVE PLAN

     Our board of directors has approved our Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, which is an amendment of our Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, as amended in June 2003 (referred to below as the "Existing Plan"), for the primary purpose of increasing the number of shares of our common stock reserved for issuance under the plan from 6,500,000 shares to 9,500,000 shares. The Second Amended and Restated 2000 Equity Incentive Plan is attached to this Proxy Statement as Appendix B and is sometimes referred to below as the "Plan." Our board of directors has directed that the Plan be submitted to our stockholders at this time for their approval for three reasons in particular:

- to comply with Nasdaq rules, which require such approval,

- to  ensure that the  Plan continues to  satisfy the requirements  set forth in
  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the related regulations with respect to "qualified performance-based compensation," and

- to comply with the Existing Plan, which, by its terms, requires such approval.

     In order to give the company ongoing flexibility to attract, retain and reward our employees, directors, consultants and advisors, in addition to the increase in the number of shares from 6,500,000 shares to 9,500,000 shares, our board of directors has approved the following material amendments to the Existing Plan:

- the addition of the ability for the company to make restricted stock unit grants under the Plan;

- an increase in the number of shares reserved for issuance from 875,000 shares of restricted stock to 1,900,000 shares of restricted stock or restricted stock units in the aggregate;

- the addition of the ability for the company to make restricted stock or restricted stock unit awards that are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, and any regulations promulgated thereunder, according to the performance goals described in the Plan; and

- the addition of the ability for participants in the Plan to elect to defer the delivery of shares of restricted stock or restricted stock units in order that the participant would not recognize income until the company actually distributed shares of common stock or cash to the participant.

The other material features of the Existing Plan remain in the Plan, including such provisions as the specific prohibition on the repricing of options granted under the Plan. A description of certain features of the Plan, including the amended features of the Plan, is included below.

EXISTING PLAN INFORMATION

     Shown below is information as of January 20, 2004 with respect to the shares of common stock that may be issued under the Existing Plan. As of January 20, 2004, the closing sale price of our common stock as reported on the Nasdaq National Market was $57.54 per share.

                           EXISTING PLAN INFORMATION


NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF    NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE
     OUTSTANDING OPTIONS, WARRANTS AND RIGHTS                  ISSUANCE UNDER THE EXISTING PLAN
---------------------------------------------------------------------------------------------------------
                 4,086,206(1)                                         1,373,627(2)(3)
---------------------------------------------------------------------------------------------------------

-------------------------
(1) Includes options to purchase 4,082,059 shares of our common stock that have been granted under the Existing Plan and 4,147 shares of restricted stock with restrictions that have not yet lapsed that have been awarded under the Existing Plan.

(2) Common stock reserved for issuance under the Existing Plan of 6,500,000 shares has been reduced by options to purchase 5,416,611 shares of our common stock that have been granted under the Existing Plan (of which options to purchase 312,346 shares have been forfeited and therefore are available for future grants), and 23,442 shares of restricted stock that have been awarded under the Existing Plan (of which 1,334 shares of restricted stock have been forfeited and therefore are available for future awards).

(3) Does not include the proposed increase of available shares under our Second Amended and Restated Equity Incentive Plan.

EXISTING EQUITY COMPENSATION PLAN INFORMATION

     Shown below is information as of September 30, 2003 with respect to the shares of common stock that may be issued under our existing equity compensation plans.

                 EXISTING EQUITY COMPENSATION PLAN INFORMATION

                                                                                                      (C)
                                            (A)                        (B)               NUMBER OF SECURITIES REMAINING
                                 NUMBER OF SECURITIES TO BE      WEIGHTED-AVERAGE        AVAILABLE FOR FUTURE ISSUANCE
                                  ISSUED UPON EXERCISE OF       EXERCISE PRICE OF       UNDER EQUITY COMPENSATION PLANS
                                    OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES REFLECTED IN
    PLAN CATEGORY                   WARRANTS AND RIGHTS        WARRANTS AND RIGHTS                COLUMN (A))
-----------------------------------------------------------------------------------------------------------------------------
    Equity compensation plans
    approved by security
    holders                              3,145,841(2)                 $51.50                       2,705,399(1)(2)
-----------------------------------------------------------------------------------------------------------------------------
    Equity compensation plans
    not approved by security
    holders                                     --                        --                              --
-----------------------------------------------------------------------------------------------------------------------------
    Total                                3,145,841                    $51.50                       2,705,399
-----------------------------------------------------------------------------------------------------------------------------

-------------------------
(1) Includes 336,830 shares currently available for future issuance under our Employee Stock Purchase Plan. Does not include the proposed increase of available shares under our Second Amended and Restated Equity Incentive Plan.

(2) On November 3, 2003, William P. Noglows was elected Chairman, President and Chief Executive Officer of our company. On that date the compensation committee of the board of directors approved Mr. Noglows' participation in the Plan and further approved the grant of 250,000 non-qualified stock options at an exercise price of $55.37 per share. The options carry a ten year term and vest equally over a four year period, with the first vesting on the one year anniversary of the date of the grant.

    On December  1,  2003,  Clifford  L. Spiro  was  appointed  Vice  President,
    Research and Development of our company. On that date the compensation committee of the board of directors approved Dr. Spiro's participation in the Plan and further approved the grant of 50,000 non-qualified stock options at an exercise price of $54.28 per share. The options carry a ten year term and vest equally over a four year period, with the first vesting on the one year anniversary of the date of the grant.

    On December 11, 2003, the compensation committee of the board of directors approved the fiscal year 2004 grants of stock options to certain employees and executive officers, with 702,200 total options granted at an exercise price of $48.91. The options carry a ten year term and vest equally over a four year period, with the first vesting on the one year anniversary of the date of the grant.

AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN BENEFITS

     At this time, specific benefits or amounts to be received or allocated to named executive officers, current executive officers as a group, current directors who are not executive officers as a group and all employees, including all current officers who are not executive officers, as a group pursuant to this Plan are not determinable. However, for the purposes of illustration, the following table sets forth the benefits and amounts that were granted to the named executive officers, current executive officers as a group, current directors who are not executive officers as a group and all current employees, including all current officers who are not executive officers, as a group during the fiscal year ended September 30, 2003 pursuant to the Existing Plan.

            AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN BENEFITS


                                                                                                NUMBER OF SHARES OF
                                            DOLLAR          NUMBER OF    NUMBER OF SHARES OF     RESTRICTED STOCK
          NAME AND POSITION             VALUE (1) ($)        OPTIONS      RESTRICTED STOCK         PAID IN FULL
-----------------------------------------------------------------------------------------------------------------------
    Matthew Neville, Former
    President and Chief Executive
    Officer                                 621,986          100,000             318                    212
-----------------------------------------------------------------------------------------------------------------------
    William P. Noglows, President
    and Chief Executive Officer            --                  --            --                     --
-----------------------------------------------------------------------------------------------------------------------
    Daniel J. Pike, Vice President
    of Operations                           333,180           54,000         --                     --
-----------------------------------------------------------------------------------------------------------------------
    H. Carol Bernstein, Vice
    President, Secretary and
    General Counsel                         293,075           47,500         --                     --
-----------------------------------------------------------------------------------------------------------------------
    Stephen R. Smith, Vice
    President of Marketing and
    Sales                                   351,690           57,000         --                     --
-----------------------------------------------------------------------------------------------------------------------
    J. Michael Jenkins, Vice
    President of Human Resources            298,061           47,500             318                    212
-----------------------------------------------------------------------------------------------------------------------
    All current executive officers
    as a group                            2,391,714          330,750             318                    212
-----------------------------------------------------------------------------------------------------------------------
    All current directors who are
    not executive officers as a
    group                                   864,000           45,000         --                     --
-----------------------------------------------------------------------------------------------------------------------
    All current employees,
    including current officers who
    are not executive officers, as
    a group                               3,578,311          539,760             318                    212
-----------------------------------------------------------------------------------------------------------------------

-------------------------
(1) Dollar Value is based upon the total dollar value for options and restricted stock. For the purposes of illustration, the dollar value of options has been computed based upon the difference between the price of our common stock as of January 20, 2004, which was $57.54, and the exercise price of the options. The dollar value of restricted stock awards has been computed based upon the closing price for the shares of common stock on the date of grant. We ascribe no value to restricted stock in the Executive Officer Deposit Share Plan for which full value was paid.

DESCRIPTION OF THE SECOND AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

     The purposes of the Plan are to enhance our company's ability to (a) attract and retain employees, directors, consultants and advisors who are in a position to make significant contributions to the success of our company; (b) reward these individuals for these contributions; (c) encourage these individuals to take into account the long-term interests of our company and its stockholders; and (d) reward individuals who have contributed to our company's success, in each case, through ownership of shares of our common stock.

     Our board of directors and our compensation committee believe that the grant of equity incentives is an essential component of compensation and is standard and expected in our industry. They also believe that awards under the Existing Plan have played an important part in enabling the company to attract, retain and motivate employees in the extremely competitive, high growth industry in which we operate. The ability to continue to attract new employees and to retain current employees is a critical element in our strategy for future growth, and our ability to attract and retain qualified employees could be impeded if sufficient equity incentives are not available in the future for grant under the Plan. Furthermore, the ability to motivate and incent employees and senior management to take into account the long-term interests of our company and its stockholders is also essential to our future growth, and our ability to so motivate and incent our employees and senior management could be impeded if sufficient equity incentives are not available in the future.

     With these matters in mind, the board of directors and the compensation committee engaged an outside advisor to assist in an evaluation of the Existing Plan, in general, and the adequacy of the number of shares available under the Existing Plan (prior to the proposed amendment and restatement), in particular. The advisor conducted a study of the Existing Plan and a comparative analysis of similar plans of peer companies in our industry. The advisor also evaluated the adequacy of the number of equity awards available under the Existing Plan to our executive officers, senior managers and other employees in light of our goals for attracting, retaining, rewarding and incenting our employees as described above.

     In addition, in the past year, the availability of shares under the plan has been important in allowing us to attract and incent high quality executives, such as Mr. Noglows, our new President and Chief Executive Officer, Mr. William
S. Johnson, our Vice President and Chief Financial Officer, and Dr. Spiro, our Vice President of Research and Development, to join our company. In this regard, it is especially important that the number of shares available under the Plan be sufficient to allow us to continue to attract and retain other executive officers and senior managers, as Mr. Noglows continues to refine the composition of his executive team.

     Based in significant part on all of these factors and the consultant's conclusions and advice, our board of directors believes that, while the number of shares available under the Existing Plan (prior to the proposed amendment and restatement) is expected to be sufficient during the next twelve months, additional shares will be required soon thereafter to enable the company to continue realizing the plan's intended benefits. Accordingly, our board of directors recommends that stockholders approve the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan.

     The following description of certain features of the Plan is qualified in its entirety by reference to the full text of the Plan.

     GENERAL; SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The Plan enables us to make awards of options, restricted stock and restricted stock units to eligible employees, directors, consultants and advisers of our company and our affiliates. We believe that the Plan provides us with flexibility in designing and providing incentive compensation to Plan participants. Subject to adjustment for stock splits and similar events, the maximum number of shares of common stock that may be issued under the Plan is 9,500,000 shares. This number does not include shares that will become available under the Plan because of events such as forfeitures. In addition, awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the limitations of this section on the number of shares of common stock available for awards generally or any particular kind of award under the Plan.

     ADMINISTRATION; ELIGIBLE GRANTEES. The compensation committee of the board of directors administers the Plan and has the sole discretion to construe and interpret the Plan and any awards made under the Plan. These interpretations are binding on our company and on the Plan participants. The compensation committee also determines the Plan participants who will receive awards, the number of shares subject to such awards and the terms and conditions of each such award. It may make any amendment or modification to any award agreement consistent with the terms of the Plan and relevant rules and regulations. The compensation committee currently consists of five independent members of our board of directors, all of whom meet the Nasdaq and SEC criteria for independence and none of whom are employees of our company. Officers and other employees as well as our directors, advisors and consultants are eligible to receive awards under the Plan, but no participant may receive awards under the Plan in any calendar year covering more than 300,000 shares of common stock.

     As of January 20, 2004, there were approximately nine officers, 257 other employees, and six independent, non-employee directors who are participants in the plan. We estimate that approximately 575 persons are currently eligible to receive awards under the Plan.

     In addition, the compensation committee may grant substitute awards of "incentive stock options" or "ISOs" as defined in Section 422 of the Code, stock options that are not intended to qualify under Section 422 of the Code ("NQSOs") or shares of our restricted stock or restricted stock units to persons who become our employees in connection with business acquisitions. These substitute awards would replace equity incentives held by these persons in the acquired entity or the selling business.

     AWARDS. Under the Plan, we are permitted to make awards in the form of ISOs, NQSOs and shares of restricted common stock and restricted stock units.

        STOCK OPTIONS. The compensation committee may grant stock options under the Plan. Stock options enable the holder of the option to purchase shares of our common stock at a price specified by the compensation committee at the time the award is made. The Plan permits the granting of stock options that qualify as ISOs under Section 422 of the Code as well as NQSOs. The compensation committee may grant ISOs to purchase up to 1,750,000 shares of our common stock under the Plan. The compensation committee determines the exercise price of all stock options which, as a general rule with respect to ISOs, may not be less than the fair market value of a share of common stock at the time of grant. In practice, to date the compensation committee has only granted NQSOs at an exercise price that is equal to the fair market value of a share of common stock at the time of grant and has not granted any ISOs. The Plan specifically prohibits the repricing of options. The compensation committee also determines when an option may be exercised and its term, which may not exceed ten years.

        RESTRICTED STOCK. The compensation committee also may award up to 1,900,000 shares of restricted stock and restricted stock units ("RSUs") in the aggregate (see below) under the Plan. In general, an award of restricted stock entitles the recipient to shares of common stock, subject to restrictions determined by the compensation committee. The compensation committee may require the recipient to pay consideration for the restricted stock as a condition to the grant of the restricted stock. Restrictions on restricted stock lapse as specified by the compensation committee at the time of grant. Until the restrictions lapse, shares of restricted stock are non-transferable. Generally, recipients of restricted stock have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to restricted stock or to other restrictions and conditions specifically set forth in the award agreement. An award of restricted stock may provide for the right to receive on the payment date for any dividend on the stock, cash compensation from the company (a "dividend equivalent") equal to the dividend that would have been paid on such shares of restricted stock if such shares had been fully vested and held by the participant on the record date for payment of such dividend.

        RESTRICTED STOCK UNITS. As stated above, the compensation committee also may award RSUs under the Plan, which together with awards of restricted stock, may not exceed 1,900,000 units or shares. In general, an award of RSUs entitles the recipient to a contingent right to receive shares of common stock (or the cash equivalent) in the future, subject to restrictions determined by the compensation committee. The compensation committee may require the recipient to pay consideration for the restricted stock as a condition to the grant of the RSUs. Restrictions on RSUs lapse as specified by the compensation committee at the time of grant. RSUs are non-transferable. The compensation committee will specify in the award agreement whether the recipient of RSUs has any of the rights of a stockholder with respect to the RSUs, including voting and dividend rights. An award of RSUs may provide for the right to receive on the payment date for any dividend on the common stock underlying the RSU, cash compensation from the company (a "dividend equivalent") equal to the dividend that would have been paid on the shares underlying such RSUs if such shares had been issued and outstanding, fully vested and held by the participant on the record date for payment of such dividend.

     EFFECT OF TERMINATION OF SERVICE. As a general rule, a termination of a Plan participant's service with the company will result in the forfeiture of unvested options, restricted stock, and restricted stock units, although the compensation committee may depart from this general rule by providing otherwise in individual award agreements or by amending existing award agreements. In particular, the compensation committee has substantial discretion to address the effect of service termination upon the vesting of stock options (and the period during which they may be exercised), restricted stock and RSUs. Generally, under policies established by the compensation committee, in the event of the death or disability of a Plan participant, we will permit the Plan participant or his or her heirs up to three years (one year in the case of ISOs) to exercise vested options following such death or disability, but in any event such exercise must be made before the expiration of the original term of the award. The compensation committee may terminate and recover any Plan award if either (1) a Plan participant provides services to a competitor of the company within six months of exercising an option or terminating service with the company, discloses confidential information, engages in conduct that constitutes "Cause" or other circumstances (as defined in the Plan) for award termination or (2) the company terminates the Plan participant's service for "Cause." In the case of any such award termination or recovery, the Plan participant is required to disgorge his or her gains on the sale of any common stock he or she received as a result of a Plan award. In general, if a Plan participant terminates service with the company other than for Cause, disability or death, we will generally permit such participant from one to three months to exercise vested options following the date of termination, but in any event such exercise must be made before the expiration of the original term of the award.

     ADJUSTMENTS FOR CHANGES IN CAPITALIZATION; CHANGE IN CONTROL. The compensation committee may make appropriate adjustments to the number of shares of our common stock that may be delivered under the Plan and to outstanding awards to reflect stock dividends, stock splits, and similar changes in our capitalization. When granting awards under the Plan, the compensation committee may provide for the accelerated vesting of options, and for the immediate lapsing of restrictions on restricted stock in the event of a "Change in Control." The term "Change in Control" is defined in the Plan, and includes:

- the occurrence of a person or entity becoming a beneficial owner of 30% or more of the voting power of our common stock;

- the merger of our company with another company (except where our stockholders would hold at least 60% of the voting power of our common stock after such merger);

- certain significant changes to the composition of our board of directors; and

- the liquidation of our company.

     AMENDMENT AND TERMINATION. The compensation committee may at any time discontinue granting awards under the Plan. Our board of directors may at any time amend the Plan or terminate the Plan as to any further grants of awards. However, none of these actions may, without the approval of our stockholders, increase the maximum number of shares of common stock available under the Plan, extend the time within which awards may be granted, amend the provisions of the Plan relating to amendments, or otherwise make any amendments that by rule or regulation may be made only subject to the approval of stockholders, nor may any of these actions adversely affect the rights of a holder of any previously granted award.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Following is a brief summary of the principal federal income tax consequences of awards under the Plan. This summary is not an exhaustive description and does not describe all applicable federal, state or local tax laws.

        ISOS. A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of common stock received on the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder's income in computing alternative minimum taxable income. If an option holder does not dispose of such shares of common stock within two years after the ISO was granted or one year after the ISO was exercised, whichever is later (a "disqualifying disposition"), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, our company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying common stock.

        If an option holder makes a disqualifying disposition, he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the option shares on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of the option shares minus the exercise price. In such event, our company will be entitled to a deduction in an amount equal to the ordinary income realized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss if such shares constitute capital assets in his or her hands. The gain or loss will be measured by the difference between the fair market value of the option shares on the date of exercise of the ISO and the sales price of the shares.

        NQSOS. No income is realized by an option holder upon the grant of an NQSO. Upon the exercise of an NQSO, however, the amount by which the fair market value of the option shares on the date of exercise exceeds the exercise price will be taxed as ordinary income to an option holder and our company will be entitled to a deduction in an equal amount. Upon subsequent sales of the option shares, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in an option holder's hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the option holder as a result of his or her exercise of the option.

        RESTRICTED STOCK. Generally, no income is realized when a Plan participant is granted restricted stock until the restrictions imposed lapse and the stock becomes transferable. However, if the Plan participant makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant, any future appreciation (or depreciation) in the value of the stock subject to the grant will be taxed as capital gain (or loss) at the time the stock is sold.

        RESTRICTED STOCK UNITS. Generally, no income is realized when a Plan participant is granted restricted stock units ("RSUs") or when the RSUs vest, until the value of the RSUs is distributed to the participant in cash or common stock.

        SECTION 162(M). Section 162(m) of the Code limits the deductibility (under certain circumstances) of compensation that exceeds $1,000,000 annually that we pay to our chief executive officer and to our four most highly compensated officers (other than the chief executive officer) as determined at the end of our taxable year. Section 162(m) and its regulations provide certain exclusions from the amounts included in the $1,000,000 limitation, including compensation that is "qualified performance-based compensation" within the meaning of the regulations. The Plan generally is intended to satisfy the requirements set forth in the regulations with respect to "qualified performance-based compensation" with respect to options that are exercisable at an exercise price of not less than 100% of the fair market value of a share of our common stock on the date of grant. However, if an option is exercisable at a price less than 100% of the price of a share of our common stock on the date of grant, the compensatory element of such NQSO (i.e., the excess of such fair market value over the exercise price) will not constitute "qualified performance-based compensation."

        If the compensation committee grants restricted stock or RSU awards that are designed to qualify for the performance-based exception from the tax deductibility limitations Section 162(m) of the Code, the compensation committee may determine the number of shares awarded and/or vesting of such restricted stock or RSU awards using performance measures, which may include such measures as financial goals and business metrics such as revenue, gross margin, net income, operating income, earnings per share, return on operating assets or capital, cash flow, market share, return to shareholders, cost management, business growth through market and technology extension, safety, improvement in technology and quality leadership, business processes, organizational effectiveness and operational excellence and/or other performance measures set by the board of directors or the compensation committee. In addition, in the event that the compensation committee determines that it is advisable to grant restricted stock or RSU awards that may not qualify for the performance-based exception, the compensation committee may make such grants without satisfying the requirements of Section 162(m) of the Code

        DEFERRAL. A participant may elect to defer the delivery of shares of restricted stock or RSUs until the termination of his or her service with the company, or some other date. Generally, if the participant elects to defer delivery, the participant would not recognize income until the company actually distributes shares of common stock or cash to the participant.

     MISCELLANEOUS. The Plan is not qualified under Section 401 of the Code. In addition, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     If the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan is not approved by our stockholders, we will continue to administer and maintain the Existing Plan in its current form.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE SECOND AMENDED AND RESTATED CABOT MICROELECTRONICS CORPORATION 2000 EQUITY INCENTIVE PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification

     Our bylaws and our certificate of incorporation require us to indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We have entered into indemnification agreements with all of our directors and executive officers in which we confirm that we will provide to them the indemnification rights provided for in our by-laws and agree to maintain directors' and officers' liability insurance on their behalf.

                               PERFORMANCE GRAPH

     The following graph illustrates the cumulative total stockholder return on our common stock during the period from our IPO on April 4, 2000 through September 30, 2003 and compares it with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the Philadelphia Semiconductor Index. The comparison assumes $100 was invested on April 4, 2000 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The performance shown is not necessarily indicative of future performance.

                COMPARISON OF 42 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG CABOT MICROELECTRONICS CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE PHILADELPHIA SEMICONDUCTOR INDEX

                              [PERFORMANCE GRAPH]

                                                                      CUMULATIVE TOTAL RETURN
                                      ---------------------------------------------------------------------------------------
                                      4/4/00    4/00     5/00     6/00     7/00     8/00     9/00    10/00    11/00    12/00
                                      ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Cabot Microelectronics
 Corporation........................  100.00   162.50   163.75   228.75   235.00   291.88   240.00   220.94   183.75   259.69
NASDAQ Stock Market (U.S.)..........  100.00   100.00    87.94   103.38    97.77   109.33    95.13    87.32    67.27    63.70
Philadelphia Semiconductor..........  100.00   100.99    92.83    98.17    93.01   104.81    67.11    66.41    52.69    49.53

                                               CUMULATIVE TOTAL RETURN
                                      ------------------------------------------
                                       1/01     2/01     3/01     4/01     5/01
                                      ------   ------   ------   ------   ------
Cabot Microelectronics
 Corporation........................  424.07   302.82   221.25   320.10   321.30
NASDAQ Stock Market (U.S.)..........   71.43    55.30    47.55    54.64    54.58
Philadelphia Semiconductor..........   58.82    43.77    42.84    51.06    45.50

                                                                        CUMULATIVE TOTAL RETURN
                                        ----------------------------------------------------------------------------------------
                                         6/01      7/01     8/01     9/01    10/01    11/01    12/01     1/02     2/02     3/02
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Cabot Microelectronics Corporation....   310.00   351.25   350.25   241.55   331.40   346.80   396.25   331.40   275.20   338.25
NASDAQ Stock Market (U.S.)............    56.04    52.48    46.76    38.88    43.87    50.11    50.54    50.13    44.92    47.86
Philadelphia Semiconductor............    47.72    48.43    45.36    32.46    38.16    46.69    45.09    48.98    42.88    47.51

                                                      CUMULATIVE TOTAL RETURN
                                        ---------------------------------------------------
                                         4/02     5/02     6/02     7/02     8/02     9/02
                                        ------   ------   ------   ------   ------   ------
Cabot Microelectronics Corporation....  244.50   243.90   215.80   211.70   212.25   186.20
NASDAQ Stock Market (U.S.)............   43.89    41.96    38.16    34.67    34.30    34.30
Philadelphia Semiconductor............   43.89    41.86    31.62    29.34    26.55    21.67

                                                                    CUMULATIVE TOTAL RETURN
                                        -------------------------------------------------------------------------------
                                         10/02    11/02    12/02     1/03     2/03     3/03     4/03     5/03     6/03
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------
Cabot Microelectronics Corporation....   226.95   301.75   236.00   219.50   210.00   209.70   216.10   231.35   252.15
NASDAQ Stock Market (U.S.)............    32.36    35.96    32.48    32.13    32.58    32.67    35.64    38.77    39.39
Philadelphia Semiconductor............    28.24    34.19    25.85    25.15    27.27    26.53    29.72    34.33    33.57

                                        CUMULATIVE TOTAL RETURN
                                        ------------------------
                                         7/03     8/03     9/03
                                        ------   ------   ------
Cabot Microelectronics Corporation....  310.55   325.95   278.15
NASDAQ Stock Market (U.S.)............   42.11    43.94    43.37
Philadelphia Semiconductor............   37.33    43.44    41.07

-------------------------
* $100 invested on 4/4/00 in stock or index -- including reinvestment of dividends.
  Fiscal year ending September 30.

                      2005 ANNUAL MEETING OF STOCKHOLDERS

     The 2005 annual meeting of stockholders is presently scheduled to be held on March 8, 2005. Any proposals of stockholders intended for inclusion in the proxy statement for our 2005 annual meeting of stockholders must be received by the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504, by Tuesday, September 28, 2004. If a stockholder of the company intends to present a proposal at the 2005 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our by-laws. Those provisions require that such proposal must be received by the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504, not earlier than Tuesday, November 9, 2004 and not later than Thursday, December 9, 2004. Subject to certain exceptions set forth in our by-laws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

                       "HOUSEHOLDING" OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

     A number of brokers with accountholders who are stockholders will be "householding" our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise.

     Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Equiserve Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries.

                  VOTING THROUGH THE INTERNET OR BY TELEPHONE

     Our stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Those of our stockholders with shares registered directly with Equiserve, the company's transfer agent, may vote telephonically by calling Equiserve at (877) 779-8683, or may vote through the Internet at the following address on the World Wide Web:

     www.eproxyvote.com/ccmp

[CABOT MICROELECTRONICS LOGO]

                                                                      APPENDIX A
                                                         AUDIT COMMITTEE CHARTER

                       CABOT MICROELECTRONICS CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Cabot Microelectronics Corporation (the "Company") is to oversee the Company's accounting and financial reporting processes and the audit of its financial statements. The Committee is responsible for overseeing the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's independent public accountants responsible for the annual audit and quarterly reviews of the Company's financial statements ("outside auditor"). In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the outside auditor, the senior and financial management of the Company, and with any employees of the Company or other individuals who desire to bring accounting, internal accounting controls, auditing, or other matters to the Committee's attention.

     In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by officers of employees or by outside experts such as the outside auditor.

MEMBERSHIP

     The Committee shall consist of at least three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" and other requirements of relevant law, including rules adopted by the Securities and Exchange Commission ("SEC"), and the Nasdaq Stock Market ("Nasdaq"). At least one member of the Committee shall satisfy the "financial expert" requirements of relevant law, including rules adopted by the SEC, and Nasdaq. Each member of the Committee shall be able to read and understand financial statements at the time of his or her appointment.

COMMITTEE ORGANIZATION AND PROCEDURES

     1. The Chair of the Committee shall be appointed by the Board by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so. Members of the Committee may participate telephonically in any meeting.

     3. The Committee shall meet as frequently as the Committee in its discretion deems desirable.

     4. The Committee may, in its discretion, include in its meetings members of the Company's management, representatives of the outside auditor, outside counsel, the senior internal audit manager and other personnel employed or retained by the Company, the Board or the Committee. The Committee may meet with the outside auditor or the senior internal audit manager, internal audit service provider, outside counsel or other advisors in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

     5. The Committee may, in its discretion, retain and utilize the services of the Company's regular corporate legal counsel with respect to legal matters or its other advisors with respect to other matters or, at its discretion, retain other legal counsel or other advisors if it determines that such counsel or advice is necessary or appropriate under the circumstances.

     6. The Committee shall have its own funding from the Company to pay for the services of the Company's outside auditors and any legal counsel or other advisors that are retained by the Committee.

RESPONSIBILITIES

  Outside Auditor

     7. The Committee has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company's outside auditor, as well as for resolving any disagreements between the outside auditors and management. The Committee shall only retain as outside auditor a firm, including representatives of the firm responsible for the Company's audit, that meets the requirements of relevant law, the Public Accounting Oversight Board, the SEC and Nasdaq. The outside auditor shall be ultimately accountable to the Committee for all matters, including the audit of the Company's annual financial statements and related services. The Committee shall select, appoint and periodically evaluate the performance of the outside auditor and, if necessary, replace the outside auditor. At the discretion of the Committee or to the extent required by relevant law, Nasdaq or the SEC, the Committee shall recommend to the Board the nomination of the outside auditor for stockholder approval at any meeting of stockholders.

     8. The Committee shall approve the fees to be paid to the outside (or other) auditor(s) and any other terms of the engagement of the outside (or other) auditor for any and all services (whether audit or non-audit services), to be provided by the outside (or other) auditor, in advance of such services being provided. The Committee may delegate such pre-approval of services to the Committee Chair, and the Committee Chair shall provide subsequent notification to the Committee of any such pre-approval at scheduled meetings of the Committee.

     9. The Committee shall receive from the outside auditor and review, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

  Annual Audit

     10. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     11. The Committee shall review and discuss the audited financial statements with the management of the Company.

     12. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transaction reflected in the audited financial statements;
(ii) the effect of
significant and critical accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

     13. The Committee shall, based on the review and discussions in paragraphs 11 and 12 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 9 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Review

     14. The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the SEC, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

  Internal Controls

     15. The Committee shall discuss with the outside auditor and the senior internal audit manager, at least quarterly, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

     16. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor (or other auditor) and any other significant matters brought to the attention of the Committee by the outside auditor (or other auditor) as a result of its annual or other audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

     17. The Committee shall meet with the Company's Chief Executive Officer, Chief Financial Officer, and other Company management as appropriate and as required by relevant law, including rules adopted by the SEC and Nasdaq, on a regular basis to discuss the Company's internal controls structure and procedures and status, and disclosure controls and procedures and status.

  Internal Audit

     18. The Committee shall discuss at least quarterly with the senior internal audit manager and provider of internal audit services the activities and organizational structure of the Company's internal audit function and the qualification of the primary personnel performing such function.

     19. Management shall furnish to the Committee a copy of each internal audit report.

     20. The Committee shall, at its discretion, meet with the senior internal audit manager and provider of internal audit services to discuss any reports or any other matters brought to the attention of the Committee by the senior internal audit manager.

     21. The senior audit manager and provider of internal audit services shall be granted unfettered access to the Committee.

  Other Responsibilities

     22. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

     23. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the SEC.

     24. The Committee shall establish procedures in compliance with requirements of relevant law, including rules adopted by the SEC, and Nasdaq, for addressing matters and complaints brought to the Committee's attention by employees of the Company or other individuals regarding accounting, internal accounting controls, auditing, or other matters, and shall ensure that such complaints brought by employees are treated confidentially and anonymously to the extent required by law.

     25. The Committee shall be responsible for receiving, dealing with, and responding to legal compliance reports relating to actual or alleged material violations of the securities laws, material breaches of fiduciary duties, or similar material violations.

     26. The Committee shall review and approve any related party transaction in advance of the Company's entering into any such related party transaction, and shall subsequently inform the Board of any such approval.

     27. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least following its regularly scheduled meetings, to the full Board regarding the Committee's actions and recommendations, if any.

[CABOT MICROELECTRONICS LOGO]

                                                                      APPENDIX B
                          SECOND AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

                          SECOND AMENDED AND RESTATED
         CABOT MICROELECTRONICS CORPORATION 2000 EQUITY INCENTIVE PLAN

1.  PURPOSE

     The purpose of this Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan (the "Plan") is to advance the interests of Cabot Microelectronics Corporation (the "Company") and its stockholders by enhancing the Company's ability to (a) attract and retain employees, directors, consultants and advisors who are in a position to make significant contributions to the success of the Company and its subsidiaries; (b) reward these individuals for these contributions; (c) encourage these individuals to take into account the long-term interests of the Company and its stockholders; and (d) reward individuals who have contributed to the Company's success (including the success of the Company's initial public offering), in the case of each of (a) through
(d), through ownership of shares of the Company's common stock, par value $.001 per share ("Stock").

2.  ADMINISTRATION

     (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board") of the Company (the "Committee"). The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall consist of at least two directors of the Company, each of whom shall be a "Non-Employee Director" as defined in Rule 16b-3(b)(3) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) to the extent necessary for any Award intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to so qualify, each member of the Committee shall be an "outside director" (as defined in Section 162(m) and the regulations promulgated thereunder). Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.

     (b) No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the fullest extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

     (c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

          (i) to determine the Employees, Directors and/or Advisors to whom Awards shall be granted under the Plan and the number of shares of Stock subject to such Awards; to prescribe the terms and conditions (which need not be identical) of each such Award; and to make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

          (ii) to construe and interpret the Plan and the Awards granted hereunder; to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable; to interpret the Plan and applicable Award Agreements so that the Plan and its operation complies with Section 16 of the 1934 Act, Sections 162(m) and 422 of the Code and other applicable law; and otherwise to give full effect to the Plan;

          (iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

          (iv) generally, to exercise such powers and to perform such acts as are deemed by it necessary or advisable to promote the best interests of the Company with respect to the Plan.

     All decisions and determinations of the Committee in the exercise of the foregoing powers shall be final, binding and conclusive upon the Company and its subsidiaries and affiliates, all Employees, Directors and Advisors, and all other persons claiming any interest herein.

3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is adopted by the Board, subject to the approval of the Company's stockholders at the Annual Meeting on March 9, 2004. No Award may be granted under the Plan after the tenth anniversary of the date on which this Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

4.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 8.6, and subject to the next following sentence and Section 6.3(a), the maximum number of shares of Stock that may be delivered under the Plan will be 9,500,000.

     In addition, any Stock covered by an Option granted under the Plan, which is forfeited, cancelled or expires in whole or in part shall be deemed not to be delivered for purposes of determining the maximum number of shares of Stock available for grants under the Plan. Any shares of Stock surrendered to the Company in payment of the exercise price of Options issued under the Plan shall be deemed not to be delivered for purposes of determining the maximum number of shares of Stock available for grants under the Plan. Upon forfeiture or termination of Restricted Stock or Restricted Stock Units prior to vesting, the shares of Stock subject thereto shall again be available for Awards under the Plan.

     In no event shall the Company issue ISOs (as defined in Section 6.2(a)) under the Plan covering more than 1,750,000 shares of Stock.

     Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the limitations of this Section on numbers of shares of Stock available for Awards generally or any particular kind of Award under the Plan.

     Stock delivered under the Plan may be either from authorized but unissued Stock, from treasury shares or from shares of Stock purchased in open-market transactions and private sales.

5.  ELIGIBILITY AND PARTICIPATION

     Employees of the Company, its subsidiaries and affiliates ("Employees"), non-employee members of the board of directors of the Company, its subsidiaries or affiliates ("Directors"), and consultants and advisors of the Company or any of its subsidiaries ("Advisors"), who in the opinion of the Committee are in a position to make a significant contribution to the success of the Company, its subsidiaries and affiliates, are eligible to receive Awards under the Plan.

     For purposes of the Plan, "Service" means the provision of services to the Company or its subsidiaries or affiliates in the capacity of (i) an Employee,
(ii) a Director, or (iii) an Advisor. An "affiliate" for purposes of the Plan is an entity that controls, is controlled by or is under common control with, the Company. A "subsidiary" for purposes of the Plan is an entity in which the Company owns, directly or indirectly, equity interests possessing a majority of the total combined voting power of all classes of equity. The Committee will from time to time select the Employees, Directors and/or Advisors who are to be granted Awards ("Participants"), but no Participant shall receive Awards under the Plan covering more than 300,000 shares of Stock (subject to adjustment as provided in Section 8.6) in any calendar year.

6.  TYPES OF AWARDS

     6.1.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

     (a) NATURE OF RESTRICTED STOCK AWARD. An Award of Restricted Stock entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph
(f) below ("Restricted Stock").

     (b) RESTRICTED STOCK UNITS. An Award of Restricted Stock Units ("RSUs") entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph
(f) below. An RSU represents a contingent right to receive a Share or an amount equivalent in value to a Share.

     (c) MAXIMUM NUMBER. In no event shall the Company issue more than 1,900,000 shares of Restricted Stock and/or RSUs, in the aggregate, under the Plan.

     (d) PAYMENT FOR RESTRICTED STOCK. The Committee may require, as a condition to an Award of Restricted Stock or RSUs, that a Participant deliver to the Company a purchase price in any amount set by the Committee for such Restricted Stock or RSUs. In the discretion of the Committee, an Award Agreement evidencing an Award of Restricted Stock or RSUs may permit the Participant to pay some or all of the purchase price thereof, or to meet any Withholding Requirements to be met by the Participant in connection therewith, in the form of a note from the Participant on such terms as the Committee shall determine. Such terms may include forgiveness of all or a portion of any such note upon such conditions as the Committee may specify.

     (e) RIGHTS AS A STOCKHOLDER. A Participant who receives an Award of Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph (d) below and any other conditions imposed by the Committee in the Award Agreement at the time of grant. The Award Agreement evidencing an Award of RSUs shall specify whether the Participant is entitled to any voting rights or to receive any dividends on the shares of Stock underlying the RSUs. An Award of Restricted Stock or RSUs may provide for the right to receive on the payment date for any dividend on the Stock, cash compensation from the Company equal to the dividend that would have been paid on such shares of Restricted Stock or RSUs (or the Fair Market Value of such dividend, if such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend (a "Dividend Equivalent").

     (f) RESTRICTIONS. The restrictions on each grant of Restricted Stock or RSUs will lapse at such time or times, and on such terms and conditions (including obtaining pre-established performance goals), as the Committee may specify. Except as otherwise specifically provided by the Plan or by the Committee in any particular case, until these restrictions lapse, neither Restricted Stock nor RSUs may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except that Restricted Stock or RSUs may be pledged as security for the purchase price thereof, or for loans used to fund any or all of the purchase price thereof or Withholding Requirements met in connection with the purchase thereof. If the Participant's Service terminates before such restrictions have lapsed, the Company shall have the right to repurchase the Restricted Stock for the amount of any consideration (excluding services) it received for the Restricted Stock plus, if the Committee shall so determine, an amount equal to the Withholding Requirements met by the Participant in connection with the sale of the Stock, or for such other consideration as the Committee shall determine, including for no consideration if no consideration other than services was paid for such Restricted Stock. The

Committee shall not accelerate the time at which the restrictions on all or any part of a grant of Restricted Stock will lapse, except as the Committee may determine to be appropriate in connection with a Participant's termination of Service.

     (g) DEFERRAL. If a Participant so elects in accordance with such procedures as the Committee may specify from time to time, the delivery of Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, shall be deferred until the date or dates specified in such election.

     (h) SECTION 83(B) ELECTION. Under Section 83 of the Code, the difference between the purchase price paid for the Stock and its Fair Market Value (as defined in Section 6.2(b)) on the date any restrictions applicable to such shares lapse will be reportable as ordinary income at that time. A Participant may elect to be taxed at the time the shares of Stock are acquired hereunder to the extent the Fair Market Value of the Stock differs from the purchase price rather than when and as such Stock ceases to be subject to restrictions, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty
(30) days after the grant date. If the Fair Market Value of the Stock at the grant date equals the purchase price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is available from the Company. The failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Participant (in the event the Fair Market Value of the Stock increases after the grant date) as the restrictions lapse. IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b). A PARTICIPANT MUST RELY SOLELY ON THE PARTICIPANT'S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

     6.2.  OPTIONS.

     (a) NATURE OF OPTIONS. An Option is an Award entitling the recipient on exercise thereof to purchase shares of Stock at a specified exercise price. Both incentive stock options (as defined in Section 422 of the Code) ("ISOs") and Options that are not ISOs may be granted under the Plan; provided that the Committee may award ISOs only to Employees.

     (b) EXERCISE PRICE. The exercise price of an Option shall be determined by the Committee and set forth in an applicable Award Agreement; provided, however, that the exercise price of an ISO shall not be less than the Fair Market Value of a share of the Stock on the date the ISO is granted (110% of the Fair Market Value of a share of Stock on the date of grant in the case of an ISO granted to an Employee who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or of a parent or a subsidiary (such person, a "Ten Percent Shareholder")). For purposes of this Plan, "Fair Market Value" on any date means the closing sales price of the Stock on such date on the principal national securities exchange on which the Stock is listed or admitted to trading, or, if the Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an ISO, in accordance with Section 422 of the Code. Except for adjustment as provided in Section 8.6, any outstanding Options shall not be repriced.

     (c) DURATION OF OPTIONS. The latest date on which an Option may be exercised will be the tenth anniversary of the date the Option was granted (five years in the case of an ISO granted to a Ten Percent Shareholder), or such earlier date as may have been specified by the Committee in the Award Agreement at the time the Option was granted.

     (d) EXERCISE OF OPTIONS. An Option will become exercisable at such time or times, and on such terms and conditions (including obtaining pre-established performance goals), as the Committee may specify in the Award Agreement for such Option. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

     Subject to the next following sentence, any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full for the number of shares for which the Option is exercised. The exercise price for any Stock purchased pursuant to the exercise of an Option may, if permitted under the Award Agreement applicable to the Option, be paid in the following forms: (a) cash; (b) the transfer, either actually or by attestation, to the Company of shares of Stock that have been held by the Participant for at least six months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee; (c) such other methods as the Committee makes available to Participants from time to time; or (d) a combination thereof. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any shares of Stock transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Participant shall deliver the Award Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of shares of Stock that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

     (e) EXERCISE LIMIT. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of shares of Stock with respect to which ISOs granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its subsidiaries (in either case determined without regard to this Section 6.2(e)) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such ISOs shall be treated as Options that are not ISOs. In applying the limitation in the preceding sentence in the case of multiple Options, Options that are intended to be ISOs shall be treated as Options which are not ISOs according to the order in which they were granted, such that the most recently granted Options are first treated as Options that are not ISOs.

     (f) An ISO must be exercised, if at all, within three months after the Participant's termination of Service for a reason other than death or Disability and within twelve months after the Participant's termination of Service for death or Disability.

     6.3.  SUBSTITUTE AWARDS.

     (a) In connection with any acquisition by the Company or any of its subsidiaries, the Committee may grant Awards to persons who became Employees, Directors or Advisors in connection with such acquisition in substitution for equity incentives held by them in the seller or acquired entity. In such case the Committee may set the prices and other terms of the substitute Awards at such amounts and in such manner as it, in its sole discretion, deems appropriate to preserve for the Participants the economic values of the equity incentives for which such Awards are substitutes (as determined by the Committee in its sole discretion) or otherwise to provide such incentives as the Committee may determine are appropriate.

     (b) Unless required by applicable law, any substitute Awards granted pursuant to Section 6.3 shall not count toward the share limitations set forth in Section 4.

7.  EVENTS AFFECTING OUTSTANDING AWARDS

     7.1.  TERMINATION OF SERVICE.

     Unless   otherwise  set  forth  in  an  Award  Agreement,  an  Award  shall immediately terminate on the date a Participant's Service terminates, and (i) any Options held by a Participant shall not be exercisable and all rights of the Participant with respect thereto shall immediately terminate and (ii) any shares of Restricted Stock or RSU's with respect to which the restrictions have not lapsed shall be immediately forfeited and must be transferred to the Company in accordance with Section 6.1.

     7.2  TERMINATION OF AWARD.

     The Company may terminate, cancel, rescind or recover an Award immediately under certain circumstances, including, but not limited to a Participant's:

          (a) actions constituting "Cause", which shall have the meaning provided under an employment, consulting or other agreement between a Participant and the Company, or if there is no such meaning provided under such agreement or no such agreement, shall include, but not be limited to, the: (i) conviction of or entering a guilty plea with respect to a crime, whether or not connected with the Company; (ii) commission of any act of fraud with respect to the Company; (iii) theft, embezzlement or misappropriation of any property of the Company; (iv) excessive absenteeism (other than as resulting from Disability); (v) failure to observe or comply with any Company work rules, policies, procedures, guidelines or standards of conduct which the Company has adopted for the regulation of the general conduct of its employees, as generally known to the employees of the Company or evidenced by the terms of any employee handbook, written memorandums or written policy statements; (vi) continued willful refusal to carry out and perform the material duties and responsibilities of a Participant's position, excluding nonperformance resulting from Disability; or (vii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company, (in each case as determined in good faith by the Company.);

          (b)  rendering of  services for a competitor  prior to, or within  six
     (6) months after, the exercise of any Option or the termination of Participant's Service with the Company;

          (c)     unauthorized   disclosure  of   any   confidential/proprietary
     information of the Company to any third party;

          (d) failure to comply with the Company's policies regarding the identification, disclosure and protection of intellectual property; or

          (e) violation of the Proprietary Rights Agreement/Cabot Microelectronics Corporation Employee Confidentiality, Intellectual Property and Non-Competition Agreement for Employees signed by the Participant.

     The existence of any such circumstances shall be determined in good faith by the Company.

     In the event of any termination, cancellation, recision or revocation, the Participant shall return to the Company any Stock received pursuant to an Award, or pay to the Company the amount of any gain realized on the sale of any such Stock, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company. To the extent applicable, the Company will refund to the Participant any amount paid for such Stock, including Withholding Requirements.

     7.3  CHANGE IN CONTROL.

     The Committee shall have the discretion to provide in applicable Award Agreements that, in the event of a "Change in Control" (as defined in Appendix
A) of the Company, the following provisions will apply:

          (a) Each outstanding Option (or such lesser portion of each Option as is set forth in an applicable Award Agreement) will immediately become exercisable in full.

          (b) Each outstanding share of Restricted Stock or RSU (or such lesser number of shares as is set forth in an applicable Award Agreement) will immediately become free of the restrictions.

          (c) In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or that results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company's assets (a "Covered Transaction"), the Committee shall have the discretion to provide for the termination of all outstanding Options as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Option will be so terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

8.  GENERAL PROVISIONS

     8.1.  DOCUMENTATION OF AWARDS.

     Awards will be evidenced by written instruments prescribed by the Committee from time to time (each such instrument, an "Award Agreement"). Award Agreements may be in the form of agreements, to be executed by both the Participant and the Company, or certificates, letters or similar instruments, acceptance of which will evidence agreement to the terms thereof and hereof.

     8.2.  RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS.

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder, and the Participant will obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide in an Award Agreement that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

     8.3  CONDITIONS ON DELIVERY OF STOCK.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     8.4.  TAX WITHHOLDING.

     The Company will withhold from any payment made pursuant to an Award an amount as may be necessary sufficient to satisfy all minimum federal, state and local withholding tax requirements (the "Withholding Requirements").

     The Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that any such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the Withholding Requirements.

     If at the time an ISO is exercised the Committee determines that the Company could be liable for Withholding Requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition of Stock received upon exercise of the ISO, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the Withholding Requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     8.5.  NONTRANSFERABILITY OF AWARDS.

     No Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an ISO, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Participant only by such Participant or such Participant's executor or administrator or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution (such person, the Participant's "Legal Representative"). Notwithstanding the foregoing sentence, the Committee may set forth in an Award Agreement evidencing an Option (other than an ISO), that the Option may be transferred to members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, such a transferee of an Option shall be deemed to be the Participant. For this purpose, "immediate family" shall refer only to the Participant's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

     8.6.  ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

     In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares of stock, other securities or other property of the Company, an affiliate or another legal entity, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, an affiliate or another entity, the Committee shall make appropriate adjustments to the maximum number and kind of shares of stock or other equity interest as to which Awards may be granted under the Plan and the number and kind of shares of stock or other equity interest with respect to which Awards have been granted under the Plan, the exercise prices for such shares or other equity interest subject to Options and any other economic terms of Awards granted under the Plan; and provided, that, in the event of a merger of the Company with or into another entity, any adjustment provided for in the applicable agreement and plan of merger (or similar document) shall be conclusively deemed to be appropriate for purposes of this Section 8.6. The Committee's adjustment shall be final and binding for all purposes of the Plan and each Award Agreement entered into under the Plan. Unless the Committee otherwise determines, no adjustment provided for in this Section 8.6 shall require the Company to issue a fractional share, and, in such event, with respect to each Award Agreement the total adjustment as to the number of shares for which Awards have been granted shall be effected by rounding down to the nearest whole number of shares.

     8.7.  PARTICIPANT'S RIGHTS.

     Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment or Service with the Company or any subsidiary or affiliate or affect in any way the right of the Company any subsidiary or affiliate to terminate an employment or Service relationship at any time.

     8.8.  PAYMENT FOR STOCK; LOANS.

     Stock awarded under this Plan as Restricted Stock or received upon exercise of an Option may be paid for with such legal consideration as the Committee may determine. If and to the extent authorized by the Committee, the Company may permit Participants to pay for Stock with promissory notes, and may make loans to Participants of all or a portion of any Withholding Requirements to be met in connection with the grant, exercise or vesting of any Award. Any such extensions of credit may be secured by Stock or other collateral, or may be made on an unsecured basis, as the Committee may determine.

     8.9.  SUCCESSORS.

     All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company's shares, or a merger, consolidation, or otherwise.

     8.10.  SEVERABILITY.

     If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

     8.11.  REQUIREMENTS OF LAW.

     The granting of Awards and the issuance of Share and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

     8.12.  SECURITIES LAW COMPLIANCE.

     As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     8.13.  AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES.

     To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Board may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed or providing Service outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules that would require the application of the law of any other jurisdiction.

     8.14.  GOVERNING LAW.

     To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflicts of laws principles that would require the application of the law of any other jurisdiction.

9.  PERFORMANCE-BASED RESTRICTED STOCK AWARDS.

     If the Committee makes Restricted Stock or RSU Awards that are designed to qualify for the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder, the Committee will determine the number of shares awarded and/or vesting of such Restricted Stock or RSU Awards using performance measures, which may include such measures as financial goals and business metrics such as revenue, gross margin, net income, operating income, earnings per share, return on operating assets or capital, cash flow (e.g., operating cash flow, free cash flow, discounted cash flow return on investment) market share, return to shareholders, cost management, business growth through market and technology extension, safety, improvement in technology and quality leadership, business processes, organizational effectiveness and operational excellence (all e.g., absolute or peer-group comparative), and/or other performance measures set by the Board or Committee.

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives to reflect accounting changes or other events. In addition, in the event that the Committee determines that it is advisable to grant Restricted Stock or RSU Awards that may not qualify for the performance-based exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

10.  DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

     The Committee may at any time discontinue granting Awards under the Plan. The Board may at any time or times amend the Plan and, with the consent of the holder thereof, any outstanding Award. The Committee may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) extend the time within which Awards may be granted, or (c) amend the provisions of this Section 10, and no amendment or termination of the Plan may adversely affect the rights of any Participant (without his or her consent) under any Award previously granted.

                                          CABOT MICROELECTRONICS CORPORATION

                                          BY:
                                          --------------------------------------

                                          ITS:
                                          --------------------------------------

                APPENDIX A TO SECOND AMENDED AND RESTATED CABOT
            MICROELECTRONICS CORPORATION 2000 EQUITY INCENTIVE PLAN

     A "Change in Control" shall be deemed to have occurred if:

          (a) any "person" as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in
     Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

          (b) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no "person" (with the method of determining "beneficial ownership" used in clause (a) of this definition) owns more than thirty percent (30%) of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

          (c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
                                                                          ZCBM52

                                     PROXY

                       CABOT MICROELECTRONICS CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS - MARCH 9, 2004
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the "Company"), hereby appoints William P. Noglows and H. Carol Bernstein, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, March 9, 2004 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60604, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of common stock of the Company which the undersigned would be entitled to vote.

Each of the above named proxies at said meeting, either in person or by substitute, shall have and exercise all of the powers of said proxies hereunder. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Annual Meeting as may properly come before the meeting or any postponements or adjournments thereof. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting.

IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS AND ANY OTHER MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING OR AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                SIDE

CABOT MICROELECTRONICS CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

                                                        --------------------

                                                        --------------------

                                          YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

       VOTE-BY-INTERNET  [GRAPHIC OF COMPUTER]                                       VOTE-BY-TELEPHONE  [GRAPHIC OF TELEPHONE]
                                                              OR
     LOG ON TO THE INTERNET AND GO TO                                             CALL TOLL-FREE
     HTTP://WWW.EPROXYVOTE.COM/CCMP.                                              1-877-PRX-VOTE (1-877-779-8683)


                                           IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE,
                                                   PLEASE DO NOT MAIL YOUR CARD.

                                      DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                               ZCBM51


/X/ PLEASE MARK                                                                                                             | 1995
    VOTES AS IN                                                                                                             |__
    THIS EXAMPLE.


Our board of directors recommends that you vote your shares "FOR" the election of each of the nominees named below under
Proposal 1, "FOR" the ratification of the election of William P. Noglows to the company's board of directors under Proposal 2,
"FOR" the ratification of the selection of PricewaterhouseCoopers LLP as the company's independent auditors for fiscal 2004 under Proposal 3 and "FOR" the Second Amended and Restated 2000 Equity Incentive Plan under Proposal 4.
                                                                                                           FOR  AGAINST  ABSTAIN

1.   Approval of the election to the board of directors of (01)          2.  Ratification of the            / /    / /      / /
     Juan Enriquez-Cabot and (02) H. Laurance Fuller for terms               election of William P.
     expiring in 2007.                                                       Noglows to the company's
                                                                             board of directors for
              FOR BOTH       / /   / /  WITHHOLD                             the term expiring in 2006.
          (EXCEPT AS MARKED             AUTHORITY
          TO THE CONTRARY)              FOR BOTH                         3.  Ratification of the            / /    / /      / /
                                                                             selection of
          / / __________________________________                             PricewaterhouseCoopers LLP
              INSTRUCTION: TO WITHHOLD AUTHORITY                             as the company's independent
              TO VOTE FOR EITHER NOMINEE, MARK                               auditors for fiscal 2004.
              THE BOX ABOVE AND WRITE THAT NOMINEE'S
              NAME IN THE SPACE PROVIDED ABOVE.                          4.  Approval of Second             / /    / /      / /
                                                                             Amended and Restated
                                                                             2000 Equity Incentive
                                                                             Plan.

                                                                          The persons named in this proxy also may vote, in
                                                                          their discretion, upon such other matters as may
                                                                          properly come before the meeting or any postponement
                                                                          or adjournment thereof.

                                                                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

                                                                          PLEASE COMPLETE, SIGN, AND MAIL THIS PROXY PROMPTLY
                                                                          IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR
                                                                          MAILING IN THE UNITED STATES.

                                                                          IMPORTANT: Please date this proxy and sign exactly
                                                                          as your name appears on this proxy. If shares are
                                                                          held by joint tenants, both must sign. When signing
                                                                          as attorney, executor, administrator, trustee or
                                                                          guardian, please give title as such. If a
                                                                          corporation, please sign in full corporate name by
                                                                          president, or authorized officer. If a partnership,
                                                                          please sign in partnership name by authorized
                                                                          person.


Signature: ___________________________________  Date: ___________  Signature: __________________________________  Date: ___________